UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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PAVMED INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PAVMED INC.

One Grand Central Place, Suite 4600

New York, New York 10165

NOTICE

OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 21, 2022

To the Stockholders of PAVmed Inc.:

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders (the “Annual Meeting”) of PAVmed Inc., a Delaware corporation (the “Company”), will be held on June 21, 2022 at 10:00 a.m., Eastern time. Due to health concerns stemming from the COVID-19 pandemic, and to support the health and well-being of our stockholders, employees and partners, the Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by visiting https://www.cstproxy.com/pavmed/2022. Please see the “Questions and Answers” in the accompanying proxy statement for more details.

The Annual Meeting is being held for the following purposes:

1.	to elect three members of the Company’s board of directors (the “Board”) as Class C directors, to hold office until the third succeeding annual meeting and until their respective successors are duly elected and qualified (the “Director Election Proposal”);

2.	to approve, for the purposes of Listing Rule 5635 of The Nasdaq Stock Market LLC (“Nasdaq”), the issuance of shares of the Company’s common stock under the Senior Secured Convertible Notes (the “March 2022 Notes”) issued or issuable by the Company pursuant to the Securities Purchase Agreement (the “March 2022 SPA”), dated as of March 31, 2022 (the “March 2022 Notes Proposal”):

3.	to approve an amendment to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to increase the total number of shares of common stock the Company is authorized to issue by 100,000,000 shares, from 150,000,000 shares to 250,000,000 shares (the “Authorized Capital Proposal”);

4.	to approve, on an advisory basis, the compensation of the Company’s principal executive officer and two highest-paid executive officers other than the principal executive officer (collectively, the “Named Executive Officers”) as disclosed in the accompanying proxy statement (the “Say on Pay Proposal”);

5.	to select, on an advisory basis, the frequency of future “say-on-pay” votes (the “Say on Pay Frequency Proposal”);

6.	to ratify the appointment of Marcum LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2022 (the “Accountant Ratification Proposal”); and

7.	to transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has set the close of business on April 25, 2022 as the record date for the determination of stockholders who will be entitled to notice of and to vote at the Annual Meeting (the “record date”). The list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s headquarters at least ten days before the Annual Meeting.

Your vote is important no matter how many shares you own. Whether or not you expect to attend the meeting, please submit a proxy electronically by Internet or telephone by following the instructions in these proxy materials. If you requested a physical copy of these proxy materials, you may also submit a proxy by completing, signing and dating the accompanying proxy card and returning it promptly in the enclosed postage paid reply envelope. Your prompt response is necessary to ensure that your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the meeting by following the procedures described in the accompanying proxy statement.

By Order of the Board of Directors

Lishan Aklog, M.D.
Chief Executive Officer and Chairman of the Board

April [●], 2022

New York, New York

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 21, 2022:

The Company’s Proxy Statement and Annual Report are available at http://www.cstproxy.com/pavmed/2022.

PAVMED INC.

One Grand Central Place, Suite 4600

New York, New York 10165

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2022

INTRODUCTION

The Company is providing this proxy statement in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting to be held on June 21, 2022, at 10:00 a.m., Eastern time, and any adjournment or postponement thereof. Due to health concerns stemming from the COVID-19 pandemic, and to support the health and well-being of our stockholders, employees and partners, the Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by visiting https://www.cstproxy.com/pavmed/2022. Please see the “Questions and Answers” below for more details.

The Company’s annual report for the fiscal year ended December 31, 2021 (the “Annual Report”), which contains the Company’s audited financial statements, is enclosed with this proxy statement. This proxy statement, the accompanying proxy card and the Annual Report are being mailed or made available to stockholders beginning on or around April [●], 2022 in connection with the solicitation of proxies by the Board.

When and where will the meeting take place?

The Annual Meeting will be held on June 21, 2022, at 10:00 a.m., Eastern time, solely over the Internet by means of a live audio webcast. The Company will not conduct an in-person annual meeting of stockholders in 2022.

Stockholders participating in the Annual Meeting will be able to listen only and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the Annual Meeting, virtual attendees will be able to:

●	vote via the Annual Meeting webcast; and

●	submit questions or comments to the Company’s officers during the Annual Meeting via the Annual Meeting webcast.

Shareholders may submit questions or comments during the meeting through the Annual Meeting webcast by typing in the “Submit a question” box.

What proposals are being presented for a stockholder vote at the Annual Meeting?

There are six proposals being presented for stockholder vote at the Annual Meeting:

●	the election of three members of the Board as Class C directors, to hold office until the third succeeding annual meeting and until their respective successors are duly elected and qualified (referred to herein as the “Director Election Proposal”);

●	the approval, for the purposes of Nasdaq Listing Rule 5635, the issuance of shares of the Company’s common stock under the March 2022 Notes issued or issuable by the Company pursuant to the March 2022 SPA (referred to herein as the “March 2022 Notes Proposal”);

●	the approval of an amendment to the Company’s Certificate of Incorporation, to increase the total number of shares of common stock the Company is authorized to issue by 100,000,000 shares, from 150,000,000 shares to 250,000,000 shares (referred to herein as the “Authorized Capital Proposal”);

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●	the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in this proxy statement (referred to herein as the “Say on Pay Proposal”);

●	the selection, on an advisory basis, of the frequency of future “say-on-pay” votes (referred to herein as the “Say on Pay Frequency Proposal”); and

●	the ratification of the appointment of Marcum LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2022 (referred to herein as the “Accountant Ratification Proposal”).

Stockholders will also consider any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

What are the recommendations of the Board?

The Board recommends that you vote:

●	“FOR” the election of the management nominees in the Director Election Proposal;

●	“FOR” the March 2022 Notes Proposal;

●	“FOR” the Authorized Capital Proposal;

●	“FOR” the Say on Pay Proposal;

●	“FOR” the selection of three years in the Say on Pay Frequency Proposal; and

●	“FOR” the Accountant Ratification Proposal.

Why did I receive a Notice of Internet Availability of Proxy Materials?

The Company uses the internet as the primary means of furnishing proxy materials to stockholders. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders with instructions on how to access the proxy materials online at www.cstproxy.com/pavmed/2022 or request a printed copy of the materials.

Stockholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by email. We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce the Company’s printing and mailing costs.

Who is entitled to vote?

The holders of the Company’s common stock at the close of business on the record date, April 25, 2022, are entitled to vote at the Annual Meeting. As of the record date, [●] shares of common stock were outstanding. Holders of the Company’s common stock have one vote for each share that they own on such date.

What is the difference between a record holder and a beneficial owner?

If your shares are registered in your name with the Company’s transfer agent, Continental Stock Transfer and Trust Company, then you are considered the “record holder” for those shares. If you are the record holder of your shares, you have the right to vote your shares by proxy or to attend the meeting and vote via the Annual Meeting webcast.

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If your shares are held through a bank, broker or other nominee, then you are considered to hold your shares in “street name.” While you are the “beneficial owner” of those shares, you are not considered the record holder. As the beneficial owner of shares of the Company’s common stock, you have the right to instruct your bank, broker or other nominee how to vote your shares. However, since you are not the record holder of your shares, you may not vote these shares at the Annual Meeting unless you obtain a “legal proxy” from the stockholder of record.

How do I submit my vote?

Record Owners. Record holders can vote by the following methods:

●	By Attending the Annual Meeting. You may attend the Annual Meeting and vote via the Annual Meeting webcast.

●	By Proxy via the Internet. You may vote by proxy via the Internet. Your Notice of Internet Availability or proxy card provides instructions for accessing the website through which you may submit a proxy via the Internet.

●	By Proxy via the Telephone. You may vote by proxy via the telephone. Your Notice of Internet Availability or proxy card provides instructions for submitting a proxy by telephone.

●	By Proxy via the Mail. If you requested printed copies of the proxy materials, you may vote by proxy via the mail by completing the included proxy card and returning it in the postage-paid return envelope.

Beneficial Owners. Beneficial owners of shares held in street name may instruct their bank, broker or other nominee how to vote their shares. Beneficial owners should refer to the materials provided to them by their nominee for information on communicating these “voting instructions.” Beneficial owners may not vote their shares at the Annual Meeting unless they obtain a legal proxy from the stockholder of record and follow the instructions set forth above for attending the Annual Meeting.

What does it mean to vote by proxy?

When you vote “by proxy,” you grant another person the power to vote stock that you own. If you vote by proxy in accordance with this proxy statement, you will have designated the following individuals as your proxy holders for the Annual Meeting: Lishan Aklog, M.D., the Company’s Chief Executive Officer and Chairman of the Board; and Dennis McGrath, the Company’s President and Chief Financial Officer.

Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with your specific instructions. If you provide a proxy, but you do not provide specific instructions on how to vote on each proposal, the proxy holder will vote your shares “FOR” election of the management nominees in the Director Election Proposal, “FOR” the March 2022 Notes Proposal, “FOR” the Authorized Capital Proposal, “FOR” the Say on Pay Proposal, “FOR” the selection of three years in the Say on Pay Frequency Proposal, and “FOR” the Accountant Ratification Proposal. With respect to any other proposal that properly comes before the Annual Meeting, the proxy holders will vote in their own discretion according to their best judgment, to the extent permitted by applicable laws and regulations.

How do I attend the Annual Meeting?

Due to health concerns stemming from the COVID-19 pandemic, and to support the health and well-being of our stockholders, employees and partners, the Annual Meeting will be a virtual meeting. Any stockholder wishing to attend the Annual Meeting must register in advance. To register for and attend the Annual Meeting, please follow these instructions as applicable to the nature of your ownership of the Company’s common stock:

Record Owners. If you are a record holder, and you wish to attend the Annual Meeting, go to https://www.cstproxy.com/pavmed/2022, enter the control number you received on your Notice of Internet Availability or proxy card, and click on the “Click here to preregister for the online meeting” link at the top of the page. Immediately prior to the start of the Annual Meeting, you will need to log back into the meeting site using your control number. You must register before the meeting starts.

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Beneficial Owners. Beneficial owners who wish to attend the Annual Meeting must obtain a legal proxy from the stockholder of record and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial owners should contact their bank, broker or other nominee for instructions regarding obtaining a legal proxy. Beneficial owners who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Annual Meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the Annual Meeting. Beneficial owners should contact Continental Stock Transfer on or before June [●], 2022.

Shareholders will also have the option to listen to the Annual Meeting by telephone by calling:

●	Within the U.S. and Canada: (888) 965-8995 (toll-free)

●	Outside of the U.S. and Canada: (415) 655-0243 (standard rates apply)

The passcode for telephone access is [●]#. You will not be able to vote or submit questions unless you register for and log in to the Annual Meeting webcast as described above.

What happens if I do not provide voting instructions to my bank, broker or other nominee?

If you are a beneficial owner and do not provide your bank, broker or other nominee with voting instructions and do not obtain a legal proxy, under the rules of various national and regional securities exchanges, the bank, broker or other nominee may generally vote on routine matters but cannot vote on non-routine matters. If the bank, broker or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the bank, broker or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” We expect that the Director Election Proposal, the March 2022 Notes Proposal, the Say on Pay Proposal, and the Say on Pay Frequency Proposal will be considered non-routine proposals. If they are treated as non-routine matters as expected, broker non-votes may occur with respect to these matters in connection with the Annual Meeting.

How do I revoke my proxy or voting instructions?

Record Owners. A record holder may revoke his, her or its proxy by (i) submitting a subsequent written notice of revocation that is received by the Company’s Secretary at any time prior to the voting at the Annual Meeting, (ii) submitting a subsequent proxy prior to the voting at the Annual Meeting or (iii) attending the Annual Meeting and voting via the Annual Meeting webcast. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke his or her proxy. Stockholders may send written notice of revocation to the Secretary, PAVmed Inc., One Grand Central Place, Suite 4600, New York, New York 10165.

Beneficial Owners. Beneficial owners should refer to the materials provided to them by their bank, broker or other nominee for information on changing their voting instructions.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions are voted neither “FOR” nor “AGAINST” a matter, but are counted in the determination of a quorum. Similarly, as described above, a “broker non-vote” may occur with respect to shares held in street name when the bank, broker or other nominee has not received instructions from the beneficial owner as to how the shares are to be voted on a non-routine matter and does not have discretionary authority to vote such shares on the matter. Any shares as to which a broker, bank or other nominee has not received instructions from the beneficial owner and does not have discretionary authority to vote on a matter will not be considered shares present and entitled to vote on the matter. These shares, however, may be considered present and entitled to vote on other routine matters, and will count for purposes of determining the presence of a quorum, if the broker exercises its discretionary authority on any such routine matter.

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How many votes are required to approve each proposal?

Director Election Proposal. Election of a nominee in the Director Election Proposal requires the affirmative vote of a plurality of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon. “Plurality” means that the individuals (up to the number of directors to be elected) who receive the largest number of votes cast “FOR” their election are elected as directors. Consequently, abstentions and broker non-votes will not have any effect on the Director Election Proposal.

March 2022 Notes Proposal. Approval of the March 2022 Notes Proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes, which are not considered present and entitled to vote on this matter, will not have any effect on the vote with respect to this proposal.

Authorized Capital Proposal. Approval of the Authorized Capital Proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal. However, if brokers have discretionary authority to vote on this proposal, as expected, the Company does not anticipate there will be any broker non-votes with respect to this proposal.

Say on Pay Proposal. Approval, on an advisory basis, of the Say on Pay Proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes, which are not considered present and entitled to vote on this matter, will not have any effect on the vote with respect to this proposal. The results of the Say on Pay vote are advisory and non-binding on the Board.

Say on Pay Frequency Proposal. Selection, on an advisory basis, of a frequency in the Say on Pay Frequency Proposal requires the affirmative vote of a plurality of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon. “Plurality” means that the frequency that receives the largest number of votes cast “FOR” is the selected frequency. Consequently, abstentions and broker non-votes will not have any effect on the Say on Pay Frequency Proposal. The results of the Say on Pay Frequency vote are advisory and non-binding on the Board.

Accountant Ratification Proposal. The Accountant Ratification Proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes on this matter, which are not considered present and entitled to vote on this matter, will not have any effect on the vote with respect to this proposal. However, if brokers have discretionary authority to vote on this proposal, as expected, the Company does not anticipate there will be any broker non-votes with respect to this proposal. The results of the Accountant Ratification Proposal are advisory and non-binding on the Board.

Who is paying for this proxy statement and the solicitation of my proxy, and how are proxies solicited?

Proxies are being solicited by the Board for use at the Annual Meeting. The Company’s officers and other employees, without additional remuneration, also may assist in the solicitation of proxies in the ordinary course of their employment. The Company also has engaged Morrow Sodali LLC (“Morrow Sodali”) as the Company’s proxy solicitor to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Morrow Sodali its customary fee. The Company also will reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses.

In addition to the use of the mail and the Internet, solicitations may be made personally or by email or telephone, as well as by public announcement. The Company will bear the cost of this proxy solicitation. The Company may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate, and may reimburse them for reasonable expenses related thereto.

Who can help answer my questions?

If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may contact Morrow Sodali at:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Tel: (800) 662-5200

Banks and brokers call: (203) 658-9400

Email: PAVM.info@investor.morrowsodali.com

You may also contact the Company at:

PAVmed Inc.

One Grand Central Place, Suite 4600

New York, New York 10165

Attention: Secretary

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THE DIRECTOR ELECTION PROPOSAL

The Board is divided into three classes, Class A, Class B and Class C. Currently, there are three directors in Class C, Lishan Aklog, M.D., Michael J. Glennon and Joan B. Harvey, whose terms expire at the Annual Meeting, two directors in Class A, Ronald M. Sparks and Timothy Baxter, whose terms expire at the 2023 annual meeting of stockholders, and two directors in Class B, James L. Cox, M.D. and Debra J. White, whose terms expire at the 2024 annual meeting of stockholders,.

At the Annual Meeting, the Company’s stockholders will elect three Class C directors, to hold office until the third succeeding annual meeting and until their respective successors are duly elected and qualified. The Board is nominating Lishan Aklog, M.D., Michael J. Glennon and Joan B. Harvey, each a current Class C director, for re-election as the Class C directors. Biographical information about the nominees can be found in “Directors and Executive Officers” below.

Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected. Unless otherwise specified by you when you give your proxy, the shares subject to your proxy will be voted “FOR” the election of these nominees. In case any of these nominees become unavailable for election to the Board, an event which is not anticipated, the proxy holders, or their substitutes, shall have full discretion and authority to vote or refrain from voting your shares for any other person in accordance with their best judgment.

Required Vote and Recommendation

Nominees that receive the affirmative vote of a plurality of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon, will be elected as directors.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH NOMINEE LISTED ABOVE.

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THE MARCH 2022 NOTES PROPOSAL

On March 31, 2022, the Company entered into the March 2022 SPA with an accredited investor (the “Investor”), for the sale of up to $50,000,000 in initial principal amount of March 2022 Notes, in a registered direct offering (the “Offering”), for a purchase price equal to $1,000 for each $1,100 in principal amount of March 2022 Notes.

The Company consummated an initial closing for the sale of $27,500,000 in principal amount of March 2022 Notes on April 4, 2022. Subject to certain conditions being met or waived, from time to time after such time that stockholder approval for each of the March 2022 Notes Proposal and an increase in the Company’s authorized shares from 150 million to 250 million is obtained (as contemplated by the Authorized Capital Proposal), but before March 31, 2024, one or more additional closings for up to the remaining principal amount of March 2022 Notes may occur, upon five trading days’ notice by us to the Investor. The aggregate principal amount of March 2022 Notes that may be offered in the additional closings may not be more than $22,500,000. The Investor’s obligation to purchase the March 2022 Notes at each additional closing is subject to certain conditions set forth in the March 2022 SPA (including minimum price and volume thresholds, maximum ratio of debt to market capitalization, and minimum market capitalization), which may be waived by the Investor. Under the March 2022 SPA, the Investor will be required to purchase March 2022 Notes in the additional closings if such conditions are met or waived. In addition, from and after March 31, 2023, the Investor may by written notice to the Company elect to require the Company to issue up to $22,500,000 in initial principal amount of March 2022 Notes, so long as in doing so it would not cause the ratio of (a) the outstanding principal amount of the March 2022 Notes (including the additional March 2022 Notes), accrued and unpaid interest thereon and accrued and unpaid late charges to (b) the Company’s average market capitalization over the prior ten trading days, to exceed 25%.

Pursuant to Nasdaq Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction.

In light of this rule, the March 2022 Notes provide that, unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company is prohibited from issuing any shares of common stock pursuant to the terms of the March 2022 Notes, if the issuance of such shares of common stock pursuant to the March 2022 Notes would exceed 19.99% of the Company’s outstanding shares of common stock as of March 31, 2022, or if such issuance would otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching its obligations under the rules and regulations of Nasdaq. Furthermore, the Company agreed to hold a stockholder meeting to approve resolutions authorizing the issuance of shares of the Company’s common stock under the March 2022 Notes for the purposes of compliance with the stockholder approval rules of Nasdaq.

If all interest and Installment Amounts (as defined below) will be paid in shares of common stock at a price equal to the fixed conversion price, we estimate that we would issue 10,607,040 shares upon conversion of the notes (assuming the maximum principal amount of notes has been issued). If such amounts are paid in shares of common stock at a price equal to $1.06 (the closing price on April 14, 2022), we estimate that we would issue 50,033,182 shares upon conversion of the March 2022 Notes (assuming this proposal is approved). If such amounts are paid in shares of common stock at a price equal to the Floor Price (as defined below), we estimate that we would issue 294,639,744 shares upon conversion of the March 2022 Notes (assuming this proposal is approved). Such amounts exceed 20% of the Company’s outstanding shares of common stock as of March 31, 2022.

Accordingly, at the Annual Meeting, stockholders will vote on a proposal to approve the issuance of shares of the Company’s common stock under the March 2022 Notes issued or issuable by the Company pursuant to the March 2022 SPA.

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March 2022 SPA

The March 2022 SPA contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the March 2022 SPA, the Company also agreed to the following additional covenants:

●	During the period through and including the 90th day after March 31, 2024 (or such later date as is agreed between the parties), the Company may not issue any securities that would cause a breach of the March 2022 Notes, file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to any securities other than the shares underlying the March 2022 Notes, amend or modify any outstanding warrants of the Company, issue, offer, sell, grant any option or right to purchase, or otherwise dispose of any equity or equity-linked or related security, any debt, any preferred stock or any purchase rights, subject to certain exceptions, including issuances at a price greater than $5.00 per share.

●	So long as any of the March 2022 Notes remain outstanding, the Company will not effect or enter an agreement to effect any variable rate transaction.

●	The Company will hold a stockholder meeting, by no later than July 31, 2022, to approve resolutions (the “Stockholder Resolutions”) authorizing (i) an increase in the authorized shares of the Company’s common stock from 150 million to 250 million shares (as contemplated by the Authorized Capital Proposal), and (ii) the issuance of shares of the Company’s common stock under the March 2022 Notes for the purposes of compliance with the stockholder approval rules of Nasdaq (as contemplated by this proposal). The Company will be obligated to continue to seek stockholder approval quarterly until such approval is obtained.

In addition, under the March 2022 SPA, the Company granted the Investor participation rights in future offerings of any equity or equity-linked or related security, any debt, any preferred stock or any purchase rights, during the three years after the closing (or the date no Notes remain outstanding, if later) in an amount of up to 100% of the securities being sold in such offerings.

Pursuant to the March 2022 SPA, the Company entered into voting agreements (each, a “Voting Agreement”) with certain of its stockholders holding an aggregate of approximately 7.6% of the Company’s common stock (each a “Stockholder”), pursuant to which each Stockholder agreed to vote the shares of the Company’s common stock now owned or hereafter acquired by him in favor of the Stockholder Resolutions.

March 2022 Notes

General. Each Note will accrue interest at a rate of 7.875% per annum and will mature on the second anniversary of its issuance (the “Maturity Date”), subject to the right of the noteholders to extend the Maturity Date under certain circumstances. The March 2022 Notes are required to be senior to all our other indebtedness, other than certain permitted indebtedness.

Security. The March 2022 Notes will be secured by all our existing and future assets (including those of the Company’s significant subsidiaries, other than Lucid (as defined below) and its subsidiaries), but including only 9.99% of Lucid’s outstanding common stock held by the Company, pursuant to a security agreement by and between the Company and the Investor.

Voluntary Conversion. All or any portion of the principal amount of each Note, plus accrued and unpaid interest and any late charges thereon, is convertible at any time, in whole or in part, at the noteholder’s option, into shares of the Company’s common stock at an initial fixed conversion price of $5.00 per share, subject to certain adjustments.

Alternate Conversion. At any time during an Event of Default Redemption Right Period (as defined in the March 2022 Notes), a noteholder may alternatively elect to convert all or any portion of the March 2022 Notes at an alternate conversion price equal to the lower of: (i) the fixed conversion price then in effect, and (ii) the lowest of 80% of the VWAP of the Company’s common stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable notice of conversion, 80% of the VWAP of the Company’s common stock as of the trading day of the delivery or deemed delivery of the applicable notice of conversion, and 80% of the average VWAP of the Company’s common stock for each of the two trading days with the lowest VWAP of the Company’s common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the delivery or deemed delivery of the applicable notice of conversion, but in the case of clause (ii), not less than $0.18 per share (subject to adjustment) (the “Floor Price”).

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Installments. On the date that is six months after a Note’s issuance, on the 1st and 10th trading day of each calendar month thereafter, and on the Maturity Date (each, an “Installment Date”), the Company will make an amortization payment on each Note in an amount equal to the initial principal balance of the Note divided by the total number of such amortization payments (such that the entire initial principal balance will be repaid by the Maturity Date), plus any amounts that have been deferred or accelerated to the applicable Installment Date (as described below), plus all accrued and unpaid interest and any late charges (the “Installment Amount”). Each amortization payment will be satisfied in shares of the Company’s common stock, subject to certain customary equity conditions (including minimum price and volume thresholds) (the “Equity Conditions”), at 100% of the Installment Amount (an “Installment Conversion”) or otherwise (or at our option, in whole or in part) in cash at 115% of the Installment Amount (an “Installment Redemption”). If the Company effects an Installment Conversion, the Company will convert all or a portion of the Installment Amount into shares of our common stock at an installment conversion price per share equal to the lower of (i) the fixed conversion price then in effect and (ii) 82.5% of the average VWAP of the Company’s common stock for each of the two trading days with the lowest VWAP of the Company’s common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the applicable Installment Date, but in the case of clause (ii), not less than the Floor Price.

Deferral. A noteholder may, at its election, defer the payment of all or any portion of the Installment Amount due on any Installment Date to another Installment Date.

Acceleration. On any day during the period starting on an Installment Date and ending on the trading day immediately prior to the next Installment Date (the “Installment Period”), a noteholder may, at its election, accelerate the conversion of other Installment Amounts at an acceleration conversion price per share equal to the lower of (i) the installment conversion price for the most recent Installment Date, and (ii) 82.5% of the average VWAP of the Company’s common stock for each of the two trading days with the lowest VWAP of the Company’s common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the acceleration date, but in the case of clause (ii), not less than the Floor Price.

Reallocation. A noteholder may, at its election, reallocate all or any portion of the Installment Amount for an Installment Date to a later date during the Installment Period, with such reallocated amount converted at a reallocation conversion price per share equal to the lower of: (i) the fixed conversion price then in effect, and (ii) the lower of (x) the installment conversion price for the such Installment Date, and (y) 82.5% of the average VWAP of the Company’s common stock for each of the two trading days with the lowest VWAP of the Company’s common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the reallocation date, but in the case of clause (y), not less than the Floor Price.

Change of Control. Upon a Change of Control (as defined in the March 2022 Notes), a noteholder may require us to redeem all, or any portion, of the March 2022 Notes at a price equal to 115% the greater of: (i) the outstanding value of the March 2022 Notes; (ii) the underlying value of the shares then issuable upon conversion of the March 2022 Note (without regard to any limitation on conversion set forth in the March 2022 Notes); and (iii) the Change of Control consideration attributable to underlying value of the shares then issuable upon conversion of the March 2022 Note (without regard to any limitation on conversion set forth in the March 2022 Notes).

Beneficial Ownership Limitation. A noteholder will not have the right to convert any portion of the March 2022 Notes, to the extent that, after giving effect to such conversion, the noteholder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion (the “Maximum Percentage”). The noteholder may from time to time increase the Maximum Percentage to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

Nasdaq Limitation. Unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company will be prohibited from issuing any shares of common stock upon conversion of the March 2022 Notes or otherwise pursuant to the terms of the March 2022 Notes, if the issuance of such shares of common stock would exceed 19.99% of the Company’s outstanding shares of common stock as of March 31, 2022 or otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching our obligations under the rules and regulations of Nasdaq.

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Events of Default. The March 2022 Notes provide for certain Events of Default, including, among other things, any breach of the covenants described below and any failure of both Lishan Aklog, M.D., the Company’s Chairman and Chief Executive Officer, to serve as its Chief Executive Officer and Dennis McGrath, the Company’s President and Chief Financial Officer, to serve as its Chief Executive Officer or Chief Financial Officer. In connection with an Event of Default, the noteholder may require us to redeem all or any portion of the March 2022 Notes, in cash, at a price equal to the greater of (i) 132.5% of the conversion amount being redeemed and (ii) the number of shares issuable upon conversion of the conversion amount to be redeemed at the fixed conversion price then in effect, multiplied by the greatest closing sale price of our common stock on any trading day during the period beginning on the date immediately before the Event of Default and ending on the date of redemption.

Covenants. The Company will be subject to certain customary affirmative and negative covenants regarding the rank of the March 2022 Notes, the incurrence of indebtedness, the existence of liens, the repayment of indebtedness and the making of investments, the payment of cash in respect of dividends, distributions or redemptions, the transfer of assets, the maturity of other indebtedness, and transactions with affiliates, among other customary matters. The Company also will be subject to financial covenants requiring that (i) the amount of the Company’s available cash equal or exceed $8,000,000 at all times, (ii) the ratio of (a) the outstanding principal amount of the March 2022 Notes, accrued and unpaid interest thereon and accrued and unpaid late charges to (b) the Company’s average market capitalization over the prior ten trading days, not exceed 30%, and (iii) that the Company’s market capitalization shall at no time be less than $75 million.

Reasons for the Transactions and Effect on Current Stockholders

The Board has determined that the ability to issue securities pursuant to the March 2022 Notes is in the best interests of the Company and its stockholders because the payment of interest and principal in shares of common stock, and the right of the holders to convert the March 2022 Notes, allows the Company to preserve liquidity for other corporate purposes, including the payment of costs and expenses necessary for the commercialization of its products.

Each additional share of common stock that would be issuable to the holder of the March 2022 Notes would have the same rights and privileges as each share of our currently authorized common stock. The issuance of securities pursuant to the March 2022 Notes will not affect the rights of the holders of outstanding common stock, but such issuances will have a dilutive effect on the existing shareholders, including the voting power and economic rights of the existing shareholders, and may result in a decline in our stock price or greater price volatility. See “Description of Capital Stock” below. If all interest and Installment Amounts will be paid in shares of common stock at a price equal to the Floor Price, we estimate that we would issue 294,639,744 shares upon conversion of the March 2022 Notes (assuming this proposal is approved).

The March 2022 Notes provides that each holder is prohibited from converting the note to the extent the holder would beneficially own more than 4.99% (or 9.99%, if a holder elects the higher threshold) of the Company’s outstanding shares of common stock after such conversion or payment. Unlike Nasdaq Rule 5635 and the corresponding provisions of the March 2022 Notes, which limit the aggregate number of shares the Company may issue to a holder of the March 2022 Notes, this beneficial ownership limitation limits the number of shares the holder may beneficially own at any one time. Consequently, the number of shares the holder may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of common stock increases over time. In addition, the holder may sell some or all of the shares it receives under the March 2022 Notes, permitting it to acquire additional shares in compliance with the beneficial ownership limitation. The Company is not seeking shareholder approval to lift such ownership limitation. Because of the beneficial ownership limitation, Nasdaq Listing Rule 5635(b), which requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company, is not implicated. Generally, Nasdaq considers a change of control to have occurred when, as a result of an issuance, an investor would own, or have the right to acquire, 20% or more of our outstanding shares of common stock and such ownership is the largest ownership position.

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If the stockholders do not approve this proposal, we will be unable to issue in excess of 19.99% of the Company’s outstanding shares of common stock as of March 31, 2022. Moreover, the March 2022 SPA provides that the Company may not elect to issue any of the $22,500,000 in initial principal amount of additional March 2022 Notes unless and until this proposal is approved. Accordingly, if this proposal is not approved, the Company may need to seek alternative sources of financing.

In addition, under the March 2022 SPA, as described above, the Company agreed to hold a stockholder meeting, by no later than July 31, 2022, to approve this proposal.

Required Vote and Recommendation

Approval of the March 2022 Notes Proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon.

At the request of the Investor, holders of 7.6% of the Company’s outstanding shares of common stock, including Lishan Aklog, M.D., the Company’s Chairman and Chief Executive Officer, have entered into voting agreements, pursuant to which they have agreed to vote in favor of the March 2022 Notes Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE MARCH 2022 NOTES PROPOSAL.

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THE AUTHORIZED CAPITAL PROPOSAL

On April 21, 2022, the Board unanimously adopted and declared the advisability of an amendment to the Company’s Certificate of Incorporation to increase the total number of shares of common stock the Company is authorized to issue by 100,000,000 shares, from 150,000,000 shares to 250,000,000 shares. The Board further directed that this amendment be considered at the next annual meeting of stockholders. Accordingly, at the Annual Meeting, stockholders will vote on a proposal to approve this amendment.

The form of the certificate of amendment is attached as Annex A to this proxy statement. If approved by the stockholders, the amendment to the Company’s Certificate of Incorporation will become effective upon the filing of the certificate of amendment with the Delaware Secretary of State, which will occur as soon as reasonably practicable after the Annual Meeting.

Description of the Amendment to the Certificate of Incorporation

If the amendment to the Company’s Certificate of Incorporation is approved, the Board will be authorized to issue the additional shares of common stock, in its discretion, without further approval of the stockholders, and the Board does not intend to seek stockholder approval prior to any issuance of the shares of common stock, unless stockholder approval is required by applicable law or securities exchange rules.

The additional shares of common stock for which authorization is sought would be identical to the shares of common stock the Company is presently authorized to issue. Holders of the common stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company. The holders of the common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of the common stock voted in an election of directors can elect all of the Company’s directors. The holders of the common stock are entitled to receive dividends when, as, and if declared by the Board out of funds legally available therefor. The Company has never paid dividends on its shares of common stock. In the event of the Company’s liquidation, dissolution or winding up, the holders of the common stock are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. There is no redemption or sinking fund provision applicable to the common stock.

The Company’s Certificate of Incorporation also authorizes the Company to issue 20,000,000 shares of preferred stock, of which 1,136,210 shares of Series B Preferred Stock were issued and outstanding as of April 14, 2022.

Reasons for the Amendment to the Certificate of Incorporation

As of April 14, 2022, 87,961,646 shares of the common stock were issued and outstanding (with such number of shares inclusive of shares of common stock underlying unvested restricted stock awards granted under the 2014 Plan). In addition, as of such date:

●	12,275,132 shares of the Company’s common stock were issuable upon exercise of the Company’s outstanding stock options, at a weighted average exercise price of $3.39 per share;

●	11,937,455 shares of the Company’s common stock were issuable upon exercise of the Company’s outstanding Series Z warrants, at an exercise price of $1.60 per share;

●	1,136,210 shares of the Company’s common stock were issuable upon exercise of the Company’s outstanding Series B Preferred Stock.

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In addition, as of April 14, 2022, 2,507,949 shares of the Company’s common stock reserved for issuance, but not subject to outstanding stock-based equity awards, under the Company’s 2014 Long Term Incentive Equity Plan, as amended and restated (the “2014 Plan”) and 931,841 shares of the Company’s common stock were reserved for issuance under the Company’s Employee Stock Purchase Plan, as amended and restated (the “ESPP”). The number of shares available under the 2014 Plan will automatically increase on January 1st of each year, through (and including) January 1, 2031, in an amount equal to 5% of the total number of shares of the Company’s common stock outstanding on December 31st of the preceding calendar year, unless the Board provides for a lesser amount. Similarly, the number of shares available for issuance under the ESPP will automatically increase on January 1st of each year, through (and including) January 1, 2031, in an amount equal to the lesser of (a) 2% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, and (b) 2,500,000 shares, unless the Board provides for a lesser amount.

Furthermore, as of April 14, 2022, the outstanding March 2022 Notes in the principal amount of $27.5 million were convertible into 5,500,000 shares of the Company’s common stock (assuming the March 2022 Notes were converted in full on such date at the initial fixed conversion price of $5.00 per share). The number of shares of the Company’s common stock underlying the March 2022 Notes may increase if the Company conducts additional closings under the March 2022 SPA, pursuant to which we may issue March 2022 Notes with up to an additional $22,500,000 of principal amount. Furthermore, the number of shares of common stock to be issued under the March 2022 Notes may be substantially greater than the estimate set forth in this paragraph, if the Company pays the interest and the Installment Amounts in shares of the Company’s common stock, because in such cases (and in certain other cases as described elsewhere in this proxy statement) the number of shares issued will be determined based on the then current market price (but in any event not more than fixed conversion price per share or less than the Floor Price). The Company cannot predict the market price of its common stock at any future date, and therefore, the Company is unable to accurately forecast or predict the total amount of shares that ultimately may be issued under the March 2022 Notes. In addition, the number of shares issued under the March 2022 Notes may be substantially greater if the Company voluntarily lowers the conversion price, which the Company is permitted to do pursuant to the terms thereof.

The Board believes approval of the amendment is in the best interests of the Company and its stockholders. In addition, under the March 2022 SPA, as described in “The March 2022 Notes Proposal,” the Company agreed to hold a stockholder meeting, by no later than July 31, 2022, to approve resolutions authorizing, among other things, the increase in authorized shares of contemplated by this proposal. Moreover, also as described in “The March 2022 Notes Proposal,” the March 2022 SPA provides that the Company may not elect to issue any of the $22,500,000 in initial principal amount of additional March 2022 Notes unless and until this proposal is approved. Accordingly, if this proposal is not approved, the Company may need to seek alternative sources of financing.

The authorization of additional shares of common stock will enable the Company to meet its obligations under its outstanding options, warrants and convertible securities, and its equity compensation plans, while retaining flexibility to respond to future business needs and opportunities. For example, the additional shares may be used for additional equity awards to the Company’s employees, for financing the Company’s business, for acquiring other businesses, or for forming strategic partnerships and alliances. The Company explores opportunities for strategic transactions that could result in the issuance of common stock, including equity capital raises, as they arise or as the Company’s needs require. Although the Company frequently reviews various transactions, the Company has no current agreement or commitment to issue additional shares of its common stock, except for issuances of common stock upon the exercise of its outstanding options and warrants and the conversion of its outstanding convertible preferred stock and notes.

The issuance of additional shares of common stock for which authorization is sought may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of the Company’s capital stock. See “Description of Capital Stock” below. It may also adversely affect the market price of the common stock. However, if the issuance of additional shares of common stock allows the Company to pursue its business plan and grow its business, the market price of the common stock may increase.

While not intended as an anti-takeover provision, the additional shares of common stock for which authorization is sought could also be used by management to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of common stock to purchasers who would oppose a takeover or favor the current Board. Although the amendment to the Company’s Certificate of Incorporation has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), approval of the proposal could facilitate future efforts by management to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the amendment is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within the Company.

Required Vote and Recommendation

Approval of the Authorized Capital Proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock entitled to vote thereon. Neither Delaware law, nor the Company’s Certificate of Incorporation or bylaws, provides for appraisal or other similar rights for dissenting stockholders in connection with the Authorized Capital Proposal. Accordingly, stockholders will have no right to dissent and obtain payment for their shares.

At the request of the Investor, holders of 7.6% of the Company’s outstanding shares of common stock, including Lishan Aklog, M.D., the Company’s Chairman and Chief Executive Officer, have entered into voting agreements, pursuant to which they have agreed to vote in favor of the Authorized Capital Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORIZED CAPITAL PROPOSAL.

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THE SAY ON PAY PROPOSAL

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), and rules promulgated by the Securities and Exchange Commission (“SEC”) thereunder, the Company’s stockholders are being asked to vote, on a non-binding advisory basis, to approve the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules. The Company’s compensation policies are intended to ensure that executive compensation is competitive yet reasonable, supportive of organizational objectives and stockholder interests, and designed to align the interests of executive officers with the Company’s long-term performance and thereby increase shareholder value. An explanation of the Company’s policies and procedures in determining executive compensation is found below under the heading “Executive Officer Compensation” and specific information regarding the current compensation of the Company’s Named Executive Officers is found in the compensation tables included below.

The Say on Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers. We believe that the executive compensation as disclosed in the tabular disclosures and other narrative executive compensation disclosure in this proxy statement aligns with the Company’s compensation policies.

The Say on Pay vote is advisory, and therefore not binding on the Company, the Board, or the compensation committee of the Board. As a matter of policy, the compensation committee has decided to take into consideration the results of the most recent Say on Pay vote when making compensation decisions and reviewing its compensation policies and practices.

Required Vote and Recommendation

Approval, on an advisory basis, of the Say on Pay Proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE SAY ON PAY PROPOSAL.

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THE SAY ON PAY FREQUENCY PROPOSAL

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which was added under the Dodd-Frank Act, the Company’s stockholders are being asked to vote, on a non-binding basis, on whether future advisory votes on the compensation of the company’s Named Executive Officers should occur every year, every two years or every three years. The Company is providing stockholders the option of selecting a frequency of one, two or three years, or abstaining.

After careful consideration, the Board recommends that future advisory votes on the compensation of the Company’s Named Executive Officers occur every three years. The Board believes that this frequency will be the most effective means for conducting and responding to the advisory vote based on a number of considerations, including the following:

●	The Board does not believe that the Company’s executive compensation programs encourage unnecessary or excessive risk taking that might be of concern to Company stockholders; and

●	The Board believes that the Company’s executive compensation program is designed to support long-term value creation and a triennial vote will allow the Company’s stockholders to better judge the program in relation to the Company’s long-term performance.

For the foregoing reasons, the Board recommends that the Company’s stockholders evaluate the Company’s executive compensation programs over a multi-year horizon and review the Named Executive Officers’ compensation over the past three fiscal years. Historical compensation for Named Executive Officers can be found in the Company’s proxy statements from prior years, each of which can be obtained over the internet at the SEC’s website, www.sec.gov. In addition, a triennial advisory vote on the compensation of Named Executive Officers reflects the appropriate time frame for the Board and its Compensation Committee to evaluate the results of the most recent advisory vote on the compensation of Named Executive Officers, to discuss the implications of that vote to the extent needed, to develop and implement any adjustments to the Company’s executive compensation programs that may be appropriate in light of a past advisory vote on the compensation of Named Executive Officers, and for stockholders to see and evaluate the compensation committee’s actions in context. In this regard, because the advisory vote on the compensation of Named Executive Officers occurs after the Company has already implemented executive compensation programs for the current year, and because the different elements of compensation are designed to complement one another, it is expected that in certain cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on the compensation of Named Executive Officers by the time of the following year’s annual meeting of stockholders.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation, but rather to indicate their choice among these frequency options. As an advisory vote, this proposal is not binding upon the Company. However, the Board values the opinions expressed by the Company’s stockholders and will carefully consider the outcome of the vote.

Required Vote and Recommendation

Selection, on an advisory basis, of a frequency in the Say on Pay Frequency Proposal requires the affirmative vote of a plurality of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” A FREQUENCY OF THREE YEARS IN THE SAY ON PAY FREQUENCY PROPOSAL.

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THE ACCOUNTANT RATIFICATION PROPOSAL

The Board has appointed Marcum to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. At the Annual Meeting, stockholders will vote on a proposal to ratify this appointment.

Marcum has served as the Company’s independent registered public accounting firm since the fiscal year ended December 31, 2019. While stockholder ratification of the Board’s decision to retain Marcum is not required by the Company’s bylaws or otherwise, the Board has chosen to submit that selection to the Company’s stockholders for ratification. If the Company’s stockholders fail to ratify the selection, the Board may, but is not required to, reconsider whether to retain that firm. Additionally, even if the selection is ratified, the Board may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the fiscal year, if it determines that such a change would be in the best interests of the Company and its stockholders.

Marcum has advised the Company that the firm is independent with respect to the Company and its subsidiaries. The Company expects that representatives of Marcum will be present at the Annual Meeting to make statements and to respond to appropriate questions from the Company’s stockholders.

Independent Registered Public Accounting Firm’s Fees and Services

The following table sets forth the fees billed for or in the years ended December 31, 2021 and 2020 by Marcum, the Company’s principal accountant.

	Year Ended December 31,
	2021	2020
Audit Fees (1)	$346,000	$397,430
Audit-Related Fees (2)	—	—
Tax Fees(3)	—	—
All Other Fees	—	—
Total Fees	$346,000	$397,430

(1)	Audit fees consist of fees billed for professional services by the Company’s independent registered public accounting firm for audits and quarterly reviews of the Company’s consolidated financial statements during the years ended December 31, 2021 and 2020 and for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, including the issuance of consents in connection with registration statement filings with the SEC and comfort letters in connection with securities offerings.

(2)	Audit related fees represent the aggregate fees billed for assurance and related professional services rendered by the Company’s independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”

(3)	Tax fees represent the aggregate fees billed for professional services rendered by the Company’s independent registered public accounting firm for tax compliance, tax advice, and tax planning services.

The aggregate fees included in Audit Fees are those billed for the fiscal year. The aggregate fees included in the Audit-Related Fees and Tax Fees are those fees billed in the fiscal year.

Pre-Approval Policies and Procedures

The audit committee of the Board has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of the Company’s independent auditor. The Company may not engage its independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render service is entered into pursuant to the audit committee’s pre-approval policies and procedures. All accountant services and fees noted above were either approved in advance by the audit committee or rendered pursuant to such pre-approval policies and procedures.

Required Vote and Recommendation

Approval of the Accountant Ratification Proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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DESCRIPTION OF COMMON STOCK

The Company is authorized to issue 150,000,000 shares of common stock, par value $0.001 (which will be increased to 250,000,000 if the Authorized Capital Proposal is approved), and 20,000,000 shares of preferred stock, par value $0.001.

Common Stock

Holders of common stock are entitled to one vote per share on matters on which the Company’s stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive dividends, if declared by the Company’s board of directors, out of funds that the Company may legally use to pay dividends. If the Company liquidates or dissolves, holders of common stock are entitled to share ratably in its assets once its debts and any liquidation preference owed to any then-outstanding preferred stockholders is paid. The Company’s Certificate of Incorporation does not provide the common stock with any redemption, conversion or preemptive rights, and there are no sinking fund provisions with respect to its common stock. All shares of common stock that are outstanding are fully-paid and non-assessable.

Preferred Stock

The Company’s Certificate of Incorporation authorizes the issuance of blank check preferred stock. Accordingly, its board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of shares of its common stock. In addition, shares of preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of the Company. On March 23, 2018, the Company filed a certificate of designation of preferences, rights and limitations for a series of preferred stock designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

Series B Preferred Stock

The Series B Preferred stock is senior to the Company’s common stock with respect to dividends and, as described below, assets distributed in liquidation. The Series B Preferred Stock has no voting rights. The stated value of the Series B Preferred Stock is $3.00 per share. All shares of Series B Preferred Stock that are outstanding are fully-paid and non-assessable.

The Series B Preferred Stock provides for dividends at a rate of 8% per annum of the stated value per share of the Series B Preferred Stock. Dividends are payable in arrears on January 1, April 1, July 1, and October 1, 2021. Dividends accrue and cumulate whether or not declared by the Company’s board of directors. All accumulated and unpaid dividends compound quarterly at the rate of 8% of the stated value per annum. Dividends through October 1, 2021 are payable in additional shares of Series B Preferred Stock. Dividends after October 1, 2021 are payable at the Company’s election in any combination of shares of Series B Preferred Stock, cash or shares of its common stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event (as defined in the certificate of designations for the Series B Preferred Stock), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the Company’s assets available for distribution to its stockholders, before any payment shall be made to the holders of the Company’s common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the stated value of the Series B Preferred Stock, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into the Company’s common stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

At the holders’ election, a share of Series B Preferred Stock is convertible into a number of shares of the Company’s common stock determined by dividing the stated value of such share by the conversion price. The conversion price is $3.00, subject to adjustment for stock dividends, stock splits or similar events affecting the Company’s common stock.

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Dividends

The Company has not paid any cash dividends on its common stock to date. Any future decisions regarding dividends will be made by its board of directors. The Company does not anticipate paying dividends in the foreseeable future but expects to retain earnings to finance the growth of its business. The Company’s board of directors has complete discretion on whether to pay dividends. Even if the Company’s board of directors decides to pay dividends, the form, frequency and amount will depend upon the Company’s future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors the board of directors may deem relevant.

Market

The Company’s common stock and Series Z warrants are traded on the Nasdaq Capital Market under the symbols PAVM and PAVMZ, respectively.

Anti-Takeover Provisions

Provisions of the Delaware General Corporation Law (the “DGCL”) and the Company’s Certificate of Incorporation and bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that the Company’s board of directors may consider inadequate and to encourage persons seeking to acquire control of the Company to first negotiate with its board of directors. The Company believes that the benefits of increased protection of its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for its stockholders.

Delaware Anti-Takeover Statute. The Company is subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Classified Board. The Company’s board of directors is divided into three classes, with staggered three-year terms. The number of directors in each class is as nearly equal as possible. Directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of the board when compared to a corporation with an unclassified board. It may take two annual meetings for the Company’s stockholders to effect a change in control of the board, because in general less than a majority of the members of the board will be elected at a given annual meeting. Because the Company’s board is classified and its Certificate of Incorporation does not otherwise provide, under Delaware law, its directors may only be removed for cause.

Vacancies in the Board of Directors. The Company’s Certificate of Incorporation and bylaws provide that, subject to limitations, any vacancy occurring in its board of directors for any reason may be filled by a majority of the remaining members of its board of directors then in office, even if such majority is less than a quorum. Each director elected to fill a vacancy resulting from the death, resignation or removal of a director shall hold office until the expiration of the term of the director whose death, resignation or removal created the vacancy.

Advance Notice of Nominations and Shareholder Proposals. The Company’s stockholders are required to provide advance notice and additional disclosures in order to nominate individuals for election to its board of directors or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Special Meetings of Stockholders. Under the Company’s bylaws, special meetings of stockholders may be called by the directors, or the president or the chairman, and shall be called by the secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the Company’s Certificate of Incorporation provides otherwise. The Company’s Certificate of Incorporation does not provide for cumulative voting.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth the name, age and position of each of the Company’s executive officers and directors immediately after the Annual Meeting, assuming the election of the management’s nominees at the Annual Meeting.

Name	Age	Position
Lishan Aklog, M.D.	56	Chairman and Chief Executive Officer
Dennis M. McGrath	65	President, Chief Financial Officer and Corporate Secretary
Shaun M. O’Neil	40	Chief Operating Officer
Brian J. deGuzman, M.D.	58	Chief Medical Officer
Michael J. Glennon	56	Vice Chairman and Director
Timothy E. Baxter	61	Director
James L. Cox, M.D.	79	Director
Joan B. Harvey	55	Director
Ronald M. Sparks	67	Director
Debra J. White	59	Director

Executive Officers

Lishan Aklog, M.D. has been the Company’s Chairman and Chief Executive Officer since its inception. Dr. Aklog also has been the Chairman and Chief Executive Officer of Lucid, the Company’s majority owned subsidiary, since the consummation of Lucid’s initial public offering. Prior to the initial public offering, starting from Lucid’s inception, he served as Lucid’s Executive Chairman. Dr. Aklog has served as a co-founding Partner of both Pavilion Holdings Group (“PHG”), a medical device holding company, since its inception in 2007 and Pavilion Medical Innovations (“PMI”), a venture-backed medical device incubator, since its inception in 2009. He has served on the Board of Directors and the Audit Committee of Contrafect Inc. (Nasdaq: CFRX) since June 2020 and on the Board of Directors of the Advanced Medical Technology Association (AdvaMed), the world’s leading medical technology trade association, since February 2021. He previously served on the Board of Directors and as Chair of the Audit Committee of Viveon Health Acquisition Corp. (NYSE: VHAQ) from September 2020 to April 2021, and as Chairman and Chief Technology Officer of Vortex Medical Inc., a PHG portfolio company, from its inception in 2008 until its acquisition in October 2012 by AngioDynamics Inc. (Nasdaq: ANGO). Dr. Aklog has served as a consultant to numerous medical technology companies including Biomet Inc., now Zimmer Biomet (NYSE: ZBH), from 2009 to 2017, AngioDynamics, from 2012 to 2016, Edward Lifesciences Corp. (NYSE: EW), from 2007 to 2012, On-X Life Technologies Inc., now CryoLife Inc. (NYSE: CRY), from 2009 to 2012 and Atricure Inc. (Nasdaq: ATRC) from 2007 to 2016. He also previously served on the Scientific Advisory Boards of numerous leading medical device companies, including Medtronic Inc. (NYSE: MDT), St. Jude Medical Inc., now Abbott Laboratories (NYSE: ABT), Guidant Cardiac Surgery, now, Getinge AB, and Cardiovations, then, a division of Johnson & Johnson (NYSE: JNJ). Dr. Aklog is an inventor on 35 issued patents and dozens of patent applications, including the patents of Vortex Medical’s AngioVac system and the majority of the PAVmed’s products. His patents have been honored by the Boston Museum of Science and the Boston Patent Lawyers Association. Prior to transitioning to a full-time career as an entrepreneur and executive in the life sciences industry in 2012, Dr. Aklog had a distinguished academic and clinical career as a technological innovator in cardiac surgery serving as Associate Professor of Surgery, Chief of Cardiovascular Surgery and Chair of The Cardiovascular Center at St. Joseph’s Hospital and Medical Center’s Heart and Lung Institute in Phoenix, Arizona from 2006 to 2012, Assistant Professor of Cardiothoracic Surgery, Associate Chief of Cardiac Surgery, Director of Minimally Invasive Cardiac Surgery, Surgical Director of the Cardiothoracic Intensive Care Unit, and Associate Director of the Thoracic Surgery Residency Program at Mount Sinai Medical Center in New York, from 2006 to 2012, and Assistant Professor of Surgery at Harvard Medical School, Director of the Cardiac Surgery Research Laboratory and an attending cardiac surgeon at Brigham and Women’s Hospital in Boston from 1999 to 2002. Dr. Aklog received his clinical training in general and cardiothoracic surgery at Brigham and Women’s Hospital and Boston Children’s Hospital, during which he spent two years as the Medtronic Research Fellow at Harvard Medical School’s Cardiac Surgery Research Laboratory. He was awarded the American Association of Thoracic Surgery Traveling Fellowship pursuant to which he received advanced training in heart valve surgery under renowned cardiac surgeons Sir Magdi Yacoub at Harefield Hospital in London and Professor Alain Carpentier at L’Hopital Broussais in Paris. Dr. Aklog is a co-author on 38 peer-reviewed articles and 10 book chapters and has served on the Editorial Board of the Journal of Cardiothoracic Surgery since 2006. He is a member of numerous professional societies and was elected to the American Association of Thoracic Surgery in 2011. He served on the Board of Directors of the International Society for Minimally Invasive Cardiothoracic Surgery from 2006 to 2009 and as President of the 21st Century Cardiothoracic Surgery Society in 2011. Dr. Aklog was recognized as one the Top Healthcare Technology CEO’s of 2021 by Healthcare Technology Report and as one of America’s Top Doctors in the Castle Connolly Guide from 2002 to 2013. He serves as Chairman of the Boston ECG Project Charitable Foundation, and on the International Board of Directors and New York Executive Committee of Human Rights Watch. Dr. Aklog received his A.B. degree, magna cum laude, in Physics from Harvard University, where he was elected to Phi Beta Kappa and his M.D. degree, cum laude with a dissertation in the field of molecular genetics, from Harvard Medical School. The Company believes Dr. Aklog is well-qualified to serve on the Company’s Board of Directors (the “Board”) due to his extensive experience in founding and building successful medical device companies, his distinguished career as an academic cardiac surgeon, his recognition as a thought leader and innovator both as a surgeon and a medical device entrepreneur and his widespread relationships in the healthcare and medical device communities.

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Dennis M. McGrath has served as the Company’s President since March 2019 (having served as Executive Vice President from March 2017 to March 2019) and as the Company’s Chief Financial Officer since March 2017. Mr. McGrath has also served as the Chief Financial Officer of Lucid, the Company’s majority owned subsidiary, since the consummation of Lucid’s initial public offering. Previously, from 2000 to 2017 Mr. McGrath served in several senior level positions of PhotoMedex, Inc. (formerly, Nasdaq: PHMD), a global manufacturer and distributor of medical device equipment and services, including from 2011 to 2017 as director, President, and Chief Financial Officer. Prior to PhotoMedex’s reverse merger with Radiancy, Inc in December 2011, he also served as a board member and Chief Executive Officer from 2009 to 2011 and served as Vice President of Finance and Chief Financial Officer from 2000 to 2009. He received honors as a P.A.C.T. (Philadelphia Alliance for Capital and Technology) finalist for the 2011 Investment Deal of the Year, award winner for the SmartCEO Magazine 2012 CEO of the Year for Turnaround Company, and finalist for the Ernst & Young 2013 Entrepreneur of the Year. He has extensive experience in mergers and acquisitions, both domestically and internationally, particularly involving public company acquisitions, including Surgical Laser Technologies, Inc, (formerly, Nasdaq: SLTI), ProCyte Corporation (formerly, Nasdaq: PRCY), LCA Vision, Inc. (formerly, Nasdaq: LCAV) and Think New Ideas, Inc. (formerly, Nasdaq: THNK). Prior to PhotoMedex, he served in several senior level positions of AnswerThink Consulting Group, Inc. (then, Nasdaq: ANSR, now, The Hackett Group, Nasdaq: HCKT), a business consulting and technology integration company, including from 1999 to 2000 as Chief Operating Officer of the Internet Practice, the largest division of AnswerThink Consulting Group, Inc., while concurrently during the merger of the companies, serving as the acting Chief Financial Officer of Think New Ideas, Inc. (then, Nasdaq: THNK, now, Nasdaq: HCKT), an interactive marketing services and business solutions company. Mr. McGrath also served from 1996 until 1999 as Chief Financial Officer, Executive Vice President and director of TriSpan, Inc., an internet commerce solutions and technology consulting company, which was acquired by AnswerThink Consulting Group, Inc. in 1999. During his tenure at Arthur Andersen & Co., where he began his career, he became a Certified Public Accountant in 1981 and he holds a B.S., maxima cum laude, in accounting from LaSalle University. In addition, he serves as the audit and compensation committee chair and a director of several medical device companies, including DarioHealth Corp. (Nasdaq: DRIO), Cagent Vascular, LLC and BioVector, Inc. Formerly from 2007 to 2009, Mr. McGrath served as a director of Embrella Cardiovascular, Inc. (sold to Edwards Lifesciences Corporation, NYSE: EW). He also serves on the Board of Visitors for Taylor University and as Chairman of the Board of Trustees of Manor College.

Shaun M. O’Neil has served as the Company’s Executive Vice President and Chief Operating Officer since February 2022. Previously, from July 2018 to February 2022, he served as the Company’s Chief Commercial Officer and Executive Vice President of Business Development. Mr. O’Neil also has served as Executive Vice President and Chief Operating Officer of Lucid, the Company’s majority owned subsidiary, since March 2022. Previously, from July 2018 to March 2022, he served as the Chief Commercial Officer of Lucid, where he oversaw the build out of the commercial operations, including sales strategy, market access, clinical support, and national marketing activities. Additionally, Mr. O’Neil was responsible for the negotiation and integration of the acquisition of certain key assets from PacificDx (subsidiary of ResearchDx), a CLIA/CAP certified lab operator, which formed the foundation of the Lucid’s own laboratory, known as LucidDx Labs. From June 2011 to June 2018, Mr. O’Neil served in various positions at Angiodynamics (Nasdaq: ANGO). From June 2011 to May 2013, he served as a Product Manager for the Peripheral Vascular Division, overseeing the Thrombus Management portfolio and the marketing lead on the acquisition of Vortex Medical. From May 2013 to June 2014, he served as a Senior Product Manager, Peripheral Vascular and previously serving in a sales leadership role as a Regional Business Manager from June 2014 to July 2018. During his tenure at Angiodynamics, Mr. O’Neil held increasing levels of responsibility, lead due diligence on multiple acquisition targets, managed both up and downstream marketing activities, managed a national team of clinical specialists and a sales team focused on selling to multiple clinical targets, including Interventional Radiology, Interventional Cardiology, Vascular Surgery, and Cardiothoracic Surgery. He was instrumental in launching the AngioVac system which has become the standard of care for minimally invasive removal of undesirable intravascular material from the right side of the heart. From October 2005 to July 2011, Mr. O’Neil held various roles at Aycan Medical Systems where he was responsible for launching multiple novel proprietary solutions, including a vendor neutral DICOM archive and apple based medical imaging post processing station that included multi-modality post-processing workstations with specific focus in Mammography, Nuclear Medicine, Oncology, Vascular Surgery (AAA planning), Dynamic MRI/CT, that included Teleradiology and Dictation services. Mr. O’Neil received his bachelor’s in business administration from Alfred University and master of business administration from Rochester Institute of Technology.

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Brian J. deGuzman, M.D. has served as the Company’s Executive Vice President of Clinical Affairs since February 2020 and as the Company’s Chief Medical Officer since October 2014, and previously served as a director from October 2014 to January 2015. Dr. deGuzman has served as a co-founding Partner of Pavilion Holdings Group and Pavilion Medical Innovations since their respective inceptions in 2007 and 2009. Dr. deGuzman was the President and Chief Executive Officer of Kaleidoscope Medical that was founded in 2013 and has also served as a Senior Advisor to PMI portfolio companies Saphena Medical since February 2013 and Cruzar Medsystems since July 2013. Dr. deGuzman served as Chief Medical Officer of Vortex Medical from inception until its sale to AngioDynamics in 2012. During his surgical career, Dr. deGuzman was a consultant to various medical device companies, including Edward Lifesciences, AngioDynamics, Zimmer-Biomet and Atricure, and served on the Revascularization Scientific Advisory Board of Maquet Cardiovascular (formerly Boston Scientific and Guidant Cardiac Surgery). Prior to moving into the medical device industry full-time in 2012, Dr. deGuzman was Assistant Professor of Surgery, Associate Chief of Cardiovascular Surgery, and Surgical Director of the Atrial Fibrillation Clinic and Cardiothoracic Surgical Intensive Care Unit at St. Joseph’s Hospital and Medical Center’s Heart and Lung Institute from 2006 to 2012. From 2002 to 2006, Dr. deGuzman was Assistant Professor of Surgery at Tufts University School of Medicine and an attending cardiac surgeon at the Lahey Clinic Medical Center in Massachusetts. From 2001 to 2002, Dr. deGuzman was a Clinical Associate of Cardiac Surgery at the Cleveland Clinic. Dr. deGuzman received his general surgical training at the University of Connecticut/Hartford Hospital, was a Research Fellow at Harvard Medical School’s Cardiac Surgery Research Laboratory and received his cardiothoracic surgical training at Brigham and Women’s Hospital and Boston Children’s Hospital. Dr. deGuzman was recognized as a Top Doctor in Cardiovascular Surgery by Boston Magazine. Dr. deGuzman received his B.S. in Biology from Boston College and his M.D. from Georgetown University School of Medicine.

Directors

In addition to Dr. Aklog, the following individuals will serve as directors of the Company immediately after the Annual Meeting, assuming the election of the management’s nominees at the Annual Meeting.

Michael J. Glennon has served as the Company’s Vice Chairman and a director since October 2014. Mr. Glennon has served as a co-founding Partner of both PHG and PMI since their respective inceptions in 2007 and 2009 and also serves as Chairman and Chief Executive Officer of PMI. Mr. Glennon has served as President, Chief Executive Officer and a director of Saphena Medical since February 2013 and Cruzar Medsystems since July 2013 and as a director of Kaleidoscope Medical since January 2013. Mr. Glennon was the President and Chief Executive Officer of Vortex Medical from its inception in 2008 until its acquisition in October 2012 by AngioDynamics. From 2005 to 2007, Mr. Glennon was Senior Vice President - Sales and Marketing for Accellent Inc., a market-leading provider of outsourced precision manufacturing and engineering services to the medical device industry. Accellent was a portfolio company of DLJ Merchant Banking Partners and was acquired in 2005 by KKR and Bain Capital. From 2004 to 2005, Mr. Glennon was a Cardiac Rhythm Management District Manager at Medtronic. From 1996 to 2004, Mr. Glennon was a Sales Manager at Guidant including seven years at Guidant Cardiac Surgery (now, Maquet Cardiovascular). He was instrumental in the launch and rapid growth of VasoView, the first endoscopic vessel harvesting technology, which became the standard of care in coronary bypass surgery. From 1993 to 1995, Mr. Glennon worked for Origin Medsystems which was acquired by Eli Lilly and subsequently spun out as part of Guidant. Previously, Mr. Glennon was with Stryker Endoscopy and Storz Instrument Company. Mr. Glennon received his B.S. in Business Administration from the University of New Hampshire. The Company believes Mr. Glennon is well-qualified to serve on the Board due to his significant experience in the marketing and sale of a broad range of medical devices, his expertise in the development and manufacturing of medical devices, his experience launching, building and running successful medical device companies, and his extensive relationships in the medical device industry and the broader medical community.

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Timothy E. Baxter has served as a director since June 2021. Mr. Baxter is an experienced corporate leader, having spent thirteen years in senior executive roles during a rapid-growth period at Samsung Electronics Co., LTD, the world’s second-largest technology company. He was its first non-Korean-born C-suite executive and rose to become President and Chief Executive Officer, North America – responsible for 6,000 employees and $30 billion in revenue. He was lauded for capitalizing on emerging trends, scaling businesses, building teams, strengthening brand loyalty, deploying emerging technology platforms, and successfully managing unanticipated challenges. Before retiring, he developed the company’s long-term strategic plan for capitalizing on emerging technologies, including 5G, artificial intelligence, cloud-based computing, and Internet of Things (IOT). Prior to Samsung, Mr. Baxter spent ten years in various senior marketing and general manager roles at Sony Corporation, where he helped navigate the analog to digital shift in its crown jewel television business unit and successfully led all Hollywood studio negotiations in the Blu-Ray packaged media format war win. Earlier in his career, he served in senior sales and marketing roles at AT&T Inc. and Lucent Technologies Inc., where he was instrumental in launching go-to-market plans, lifecycle management as well as building and globalizing its brand for a $1 billion business unit. Mr. Baxter has served as an industry-wide leader, including as a member of the Executive Board of CTIA, a leading wireless communication industry trade association, and as a Director of the Consumer Electronics Association (CEA), the leading consumer technology association. He currently serves as a Senior Advisor at McKinsey & Co, Operating Partner at Centre Partners Management LLC, a leading middle market private equity firm, Executive Chair of private-equity backed Tastemakers Holdings LLC, a leading developer and marketer of specialty gaming products, Lead Outside Director of First Orion Corp., a technology software company, Advisory Board member of Almo Distribution, the largest independent U.S. distributor of appliances, consumer electronics, professional audio/video equipment, furniture and housewares, and as an advisor to Raxium Inc., a start-up company developing next generation display technology. Mr. Baxter received his undergraduate degree in Marketing and Finance at Roger Williams University and currently serves as Chairman of its Board of Trustees. The Company believes Mr. Baxter is well-qualified to serve on the Board due to his significant experience in marketing, brand-building and growing businesses focused on emerging technologies, as well as his extensive business relationships and contacts.

James L. Cox, M.D. has served as a director since January 2015. He also has served as a director of Lucid, the Company’s majority owned subsidiary, since Lucid’s inception. Dr. Cox is a cardiac surgeon, scientific investigator and medical device entrepreneur who pioneered the field of surgical intervention for cardiac arrhythmias, including the eponymous Cox-Maze procedure for the treatment of atrial fibrillation. In January 2017, he became the Surgical Director of the Center for Heart Rhythm Disorders at the Bluhm Cardiovascular Institute and the Visiting Professor of Surgery at the Feinberg School of Medicine at Northwestern University. In September 2018, he was appointed as full-time Professor of Surgery at the Feinberg School of Medicine at Northwestern University. From 1983 to 1997, Dr. Cox served as Professor of Surgery and Chief of the Division of Cardiothoracic Surgery at Washington University School of Medicine and Cardiothoracic Surgeon-in-Chief at Barnes Hospital in St. Louis. During this tenure, he became the first Evarts A. Graham Professor of Surgery and Vice-Chair of the Department of Surgery. From 2005 to December 2016, Dr. Cox was the Emeritus Evarts A. Graham Professor of Surgery at Washington University in St. Louis. Dr. Cox was also previously Professor and Chairman of the Department of Thoracic and Cardiovascular Surgery at Georgetown University Medical Center and Associate Professor of Surgery at Duke University Medical Center. Dr. Cox has had a distinguished and highly productive academic career. He has published over 380 peer-reviewed scientific articles and has served on the editorial boards of numerous journals, including Circulation, the Journal of Thoracic and Cardiovascular Surgery, the Annals of Surgery, and the Journal of Electrophysiology. His laboratory has received continuous NIH funding for its research on the surgical treatment of cardiac arrhythmias. Dr. Cox has served in leadership positions at numerous professional organizations. He was the 81st President of the American Association of Thoracic Surgery and a director of the American Board of Thoracic Surgery. He has been invited to lecture and perform surgery as a visiting professor at hundreds of institutions around the world. He has received numerous awards and honors for his clinical and scientific work, most notably as one of 30 “Pioneers in Thoracic and Cardiovascular Surgery” at a ceremony commemorating the 50th anniversary of the specialty. He is the only person to ever receive the Distinguished Scientist Awards from the Heart Rhythm Society, the Society of Thoracic Surgeons, and the American Society for Thoracic Surgery. Dr. Cox is the 2020 recipient of the Jacobson Innovation Award from the 82,000-member American College of Surgeons, the highest honor awarded by that organization which is awarded to only one American surgeon annually. Dr. Cox holds over 30 issued patents. He has been instrumental in the development of six medical device companies, including Epicor Medical, which was acquired by St. Jude Medical in 2004 for $200 million, and 3F Therapeutics (co-founder and board member), which was acquired in 2006 by ATS Medical for $40 million, ATS Medical (Medical Director), which was acquired by Medtronic in 2010 for $370 million, and Harpoon Medical (board member), which was acquired by Edwards LifeSciences in 2017 for $250 million. Dr. Cox has served on numerous scientific advisory boards, including Medtronic, St. Jude Medical, Atricure, SentreHEART and CorMatrix, and has served on the Board of Directors of 5 different companies. He is also the Founder and Chairman of the Board of Directors of the World Heart Foundation, a not-for-profit organization devoted to improving access to cardiac surgery, which was active in over 75 developing countries around the world from 2000 to 2012. Dr. Cox received his general and cardiothoracic surgical training at Duke University School of Medicine, during which time he spent two years in the U.S. Army Medical Corps. Dr. Cox received his M.D. from the University of Tennessee, where he received the Alpha Omega Alpha Distinguished Graduate Award as the outstanding student in his class. The Company believes Dr. Cox is well-qualified to serve on the Board due to his distinguished career as a world- renowned cardiac surgeon and scientific investigator, his recognition as a thought leader and innovator both as a surgeon and medical device entrepreneur, his extensive experience in the medical device industry and his widespread relationships in all segments of the healthcare community.

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Joan B. Harvey has served as a director since February 2022. Ms. Harvey has extensive corporate leadership in the health care space, with more than two decades of health care experience serving in a variety of leadership roles dedicated to improving whole person health and advocating for patients. She is the president of Care Solutions for Evernorth, Cigna Corporation’s (NYSE: CI) health services business. In this role, she oversees Evernorth’s medical, behavioral, and pharmacy clinical programs to meet the diverse needs of health plans, employers, government organizations—and the people they serve. Prior to joining Evernorth, Ms. Harvey served in senior leadership roles at Cigna, Medco Health Solutions Inc., WellPoint 360 Health. a subsidiary of Anthem, Inc., American Imaging Management, and Oxford Health Plans, LLC, a subsidiary of UnitedHealth Group. She is a founding member of the Disease Management Association of America, and author of “Asthma Disease Management in the 21st Century” for the Managed Care Handbook: Best Practices in Medical Management. Ms. Harvey holds a Master of Business Administration from the American Graduate School of International Management and a Bachelor’s degree in International Relations from Bates College. The Company believes Ms. Harvey is well-qualified to serve on the Board due to her significant experience in executive leadership roles in the healthcare industry and her demonstrated commitment to patient care, as well as her extensive business relationships and contacts.

Ronald M. Sparks has served as a director since January 2015. He also has served as a director of Lucid, the Company’s majority owned subsidiary, since October 2021. Mr. Sparks has more than 42 years of executive experience in the medical device industry and has launched over 50 products across a wide spectrum of specialties, including orthopedics, endoscopy, wound management, cardiology, interventional radiology, diagnostic imaging, ophthalmology and otology. From 2007 to October 2013, he served as a Healthcare Industry Executive at Avista Capital Partners, a private equity firm. Mr. Sparks served as Chairman and Chief Executive Officer of Navilyst Medical Inc., which was formed by Avista Capital to acquire the fluid management and venous access business units of Boston Scientific, from its inception in 2008 until its acquisition in May 2012 by AngioDynamics for $372.0 million. From 2003 to 2007, he served as President, Chief Executive Officer and a director of Accellent, a market- leading provider of outsourced precision manufacturing and engineering services to the medical device industry. Accellent was a portfolio company of DLJ Merchant Banking Partners and was acquired in 2005 by KKR and Bain Capital. During his tenure at Accellent, he was recognized as the Credit Suisse/DLJ Merchant Bank 2005 CEO of The Year. From 1986 to 2003, he served in various leadership roles at Smith & Nephew as a member of the Group Executive Committee, President of the Endoscopy Division, President of the Wound Management Division and Vice President of Finance. Earlier in his career, he served in various finance roles at Richards Medical, Dyonics and Union Carbide Imaging. Mr. Sparks is a fellow of the American Sports Medicine Institute, a Trustee of the Arthroscopy Association of North America Education Foundation and Honorary Lifetime Member of the International Society of Arthroscopy, Knee Surgery and Orthopedic Sports Medicine. He has previously served on numerous boards and industry councils, including AdvaMed, the National Subacute Care Association, the American College of Foot and Ankle Surgeons, the American Council of Orthopedic Surgeons and the Society of Interventional Radiology. Mr. Sparks received his B.S. in Finance and Accounting from the University of Massachusetts and attended the INSEAD Advanced Management Program at the European Institute of Business Administration in Fontainebleau, France. The Company believes Mr. Sparks is well-qualified to serve on the Board due to his executive leadership roles at numerous medical device companies, his history of success in launching over 50 new medical device products in 16 years, his extensive experience in acquiring and integrating 14 medical device companies over 15 years, his execution of public financings, and his strong relationships in the medical community and with private equity and investment banking firms active in the medical device space.

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Debra J. White has served as a director since April 2021. Ms. White is a prominent UK-based global industry executive with broad business leadership experience, including as a chief executive, financial executive, public company director and strategic consultant, in multiple sectors in Europe and the United States, including the healthcare services, molecular genetics and biopharmaceutical industries. She has served on the board of directors of Howden Joinery Group PLC (LSE: HWDN), a UK-headquartered FTSE250 multinational building trade supplier with 10,000 employees and over $2 billion in revenue since February 2017, and sits on its Audit, Renumeration and Nominating Committees. She has served as a trustee of Wellbeing of Women, a UK charity which invests in medical research and development of specialist clinicians in women’s health, since March 2013. From September 2020 to March 2021, Ms. White served as a strategic consultant to Oxford Nanopore Technologies Ltd., a UK-based biotechnology company which develops and commercializes DNA/RNA sequencing technologies, advising it on product and go-to-market strategy for its emerging Oxford Nanopore Diagnostics business unit. Early in the COVID-19 pandemic, from March 2020 to July 2020, Ms. White worked with the UK Department of Health and Social Care to help establish COVID-19 testing facilities across the nation. From September 2017 to December 2019, Ms. White served as Group CEO of Interserve Group (LSE: IRV), a UK-headquartered multinational group of support services and construction companies with 75,000 employees and over $4 billion in revenue, during a challenging period which required her to implement complex strategic financing and operational programs prior to its restructuring and sale to its creditors. From January 2004 to August 2017, Ms. White served in various senior executive roles at Sodexo SA (Euronext: SW), a Paris-headquartered multinational diversified services company with 440,000 employees and over $20 billion in revenue, including as Chief Financial Officer and later Chief Executive Officer – Sodexo UK & Ireland, Group Senior VP Strategic Projects, Senior VP and Chief Financial Officer – Sodexo North America, an $8 billion revenue subsidiary, and finally as Executive Board member and Global Chief Executive Officer – Healthcare and Government, two global businesses with a combined 100,000 employees and over $7 billion in revenue. While at Sodexo, she served on its global body that promoted the development of women across the company and was inducted into the Women 1st Top 100 Club, a network of the most influential women in the industry, which highlights the role models and leaders who have achieved success at the highest levels. From 2000 to 2003 she served as a Director at PWC Consulting advising a range of industries, including pharmaceuticals, on integration, financial performance improvement and post-merger integration. From 1987 to 2000, Ms. White served in various financial and strategic roles at AstraZeneca (LSE: AZN) a UK-headquartered, multinational pharmaceutical and biotechnology company, including Head of Finance – Manufacturing, Head of Internal Audit – Zeneca Pharmaceuticals, Controller – Specialty Chemicals, Controller – Corporate Operations and Senior VP Global Merger Integration. She began her career as a senior tax advisor at Arthur Andersen & Co. Ms. White received her master’s degree in Economics from Cambridge University, Cambridge UK. The Company believes Ms. White is well-qualified to serve on the Board due to her extensive executive leadership experience, including financial and strategic roles at numerous global companies, including in healthcare services the life sciences industry, her experience as a public company director, her relationships with financial firms active in Europe and the U.S, her commitment to promoting health during the Covid-19 pandemic and her role as a champion and role model for women executives.

Family Relationships

There are no family relationships among any of the Company’s directors or executive officers.

Leadership Structure

The Board is divided into three classes, Class A, Class B and Class C. Currently, there are two directors in Class A, Ronald M. Sparks and Timothy E. Baxter, whose terms expire at the 2023 annual meeting of stockholders, two directors in Class B, James L. Cox, M.D. and Debra J. White, whose terms expire at the 2024 annual meeting of stockholders, and three directors in Class C, Lishan Aklog, M.D., Michael J. Glennon and Joan B. Harvey, whose terms expire at the Annual Meeting.

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Dr. Aklog serves as Chairman and Chief Executive Officer. The Company does not believe that its size or the complexity of its operations warrants a separation of the Chairman and Chief Executive Officer functions. Furthermore, the Company believes that combining the roles of Chairman and Chief Executive Officer promotes leadership and direction for executive management, as well as allowing for a single, clear focus for the chain of command. Dr. Aklog is one of the Company’s founders and has been its Chairman and Chief Executive Officer since its inception, holds a medical degree and has substantial experience in the Company’s industry. The Company believes that he is uniquely qualified through his experience and expertise to be the person who generally sets the agenda for, and leads discussions of, issues relating to the implementation of the Company’s strategic plan. While the Board does not have a lead independent director, the independent directors meet in executive session regularly without the presence of management.

Conflicts of Interest

In order to minimize potential conflicts of interest which may arise from the corporate affiliations described below, each of Dr. Aklog, Mr. Glennon and Dr. deGuzman has contractually agreed, pursuant to a written agreement with the Company, until such time as he ceases to be an officer, to present to the Company for its consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to the Company, subject to the pre-existing fiduciary obligations set forth below.

As an affiliate of Saphena Medical and Cruzar Medsystems, Mr. Glennon may have a fiduciary responsibility to present certain business opportunities to such entities within their specific lines of business. Saphena Medical’s line of business is endoscopic vessel harvesting and Cruzar Medsystems’ is peripheral vascular intervention for chronic total occlusions. Accordingly, it is possible Mr. Glennon may present opportunities to such entities prior to presenting them to the Company.

Although Drs. Aklog and deGuzman and Mr. Glennon are affiliates of PHG and PMI, there is no potential conflict with them presenting corporate opportunities to these entities over the Company. PHG is a holding company which holds their stakes in existing entities but does not invest in new companies. Its operating agreement explicitly states that they do not have an obligation to present corporate opportunities to PHG. Similarly, PMI is currently an intellectual property holding company without any ongoing business. Accordingly, they have no fiduciary or contractual obligations to present corporate opportunities or assign intellectual property to either entity.

Certain of the Company’s directors and officers, including Dr. Aklog, Mr. McGrath, Mr. O’Neil, Dr. Cox and Mr. Sparks, also serve as directors and officers of Lucid, the Company’s majority owned subsidiary. Lucid also operates in the medical device industry. As a result, the Company and Lucid may produce devices that compete directly or indirectly. However, Lucid’s certificate of incorporation provides that: (i) Lucid renounces any interest or expectancy in, or being offered an opportunity to participate in, any business opportunities, that are presented to Lucid’s officers, directors, employees or stockholders, or affiliates thereof, who are also officers, directors, employees or stockholders of the Company or affiliates thereof (each of whom is referred to herein as “PAVmed Party”) and in which a PAVmed Party may have an interest or expectancy (each of which opportunities is referred to herein as “PAVmed Opportunity”), except as may be prescribed by any written agreement between Lucid and the Company approved by Lucid’s board of directors; and (ii) no PAVmed Party will be liable to Lucid or its stockholders for monetary damages for breach of any fiduciary duty by reason of a PAVmed Party pursuing or acquiring any PAVmed Opportunity. Lucid and the Company have agreed that no PAVmed Party will pursue any opportunity related to commercializing the EsoGuard diagnostic test and the EsoCheck cell collection device or developing and commercializing other products that use or enhance the same underlying technology. As a result of the foregoing, if any PAVmed Party becomes aware of a potential business opportunity that is a PAVmed Opportunity (other than an opportunity described in the preceding sentence), including any such opportunity relating to any other diagnostic test or medical device, he or she will be entitled to present those opportunities to another PAVmed Party, including the Company, prior to presenting them to Lucid.

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Independence of Directors

The Company’s common stock is listed on the Nasdaq Capital Market and the Company adheres to the Nasdaq listing standards in determining whether a director is independent. The Board consults with its counsel to ensure that its determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Nasdaq requires that a majority of the Board must be composed of “independent directors,” which is defined generally as a person other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, the Company has determined that each of Mr. Glennon, Mr. Baxter, Dr. Cox, Ms. Harvey, Mr. Sparks and Ms. White is an independent director.

Board Role in Risk Oversight

The Board’s primary function is one of oversight. The Board as a whole works with the Company’s management team to promote and cultivate a corporate environment that incorporates enterprise-wide risk management into strategy and operations. Management periodically reports to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Each committee of the Board is responsible for the evaluation of elements of risk management based on the committee’s expertise and applicable regulatory requirements. In evaluating risk, the Board and its committees consider whether the Company’s programs adequately identify material risks in a timely manner and implement appropriately responsive risk management strategies throughout the organization. The audit committee focuses on assessing and mitigating financial risk, including risk related to internal controls, and receives at least quarterly reports from management on identified risk areas. In setting compensation, the compensation committee strives to create incentives that encourage behavior consistent with the Company’s business strategy, without encouraging undue risk-taking. The nominating committee considers areas of potential risk within corporate governance and compliance, such as management succession. Each of the committees reports to the Board as a whole as to their findings with respect to the risks they are charged with assessing.

Board Meetings and Committees

During the fiscal year ended December 31, 2021, the Board met 15 times and acted by written consent three times. All of the Company’s directors attended 75% or more of the aggregate number of meetings of the Board and committees on which they served. The directors are strongly encouraged to attend meetings of shareholders.

The Board has three separately standing committees: the audit committee, the compensation committee and the nominating committee. Each committee is composed entirely of independent directors as determined in accordance with the rules of Nasdaq for directors generally, and where applicable, with the rules of Nasdaq for such committee. In addition, each committee has a written charter, a copy of which is available free of charge on the Company’s website at http://ir.pavmed.com/corporate-governance.

Audit Committee

The audit committee consists of Ms. White, Mr. Baxter, Ms. Harvey and Mr. Sparks. Each of Ms. White, Mr. Baxter, Ms. Harvey and Mr. Sparks is an independent director under the Nasdaq listing standards and under the definition of “independent” as set forth in Rule 10A-3 of the Exchange Act. During the fiscal year ended December 31, 2021, the audit committee met four times. The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

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●	inquiring and discussing with management the Company’s compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by the Company’s independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

●	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies.

Financial Experts on Audit Committee

The Board has determined that each of Ms. White, Mr. Baxter, Ms. Harvey and Mr. Sparks qualifies as an “audit committee financial expert” as defined under rules and regulations of the SEC.

As required by the Nasdaq listing standards, the audit committee will at all times be composed exclusively of independent directors who are “financially literate.” Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and statement of cash flows. In addition, the Company must certify to Nasdaq the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Each of the members of the audit committee who qualifies as an “audit committee financial expert” also qualifies as financially sophisticated under the Nasdaq listing standards.

Report of the Audit Committee

The audit committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2021 with management, as well as with the Company’s independent auditors. The audit committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 1301, as well as various accounting issues relating to presentation of certain items in the Company’s financial statements and compliance with Section 10A of the Securities Exchange Act of 1934, as amended. The audit committee received the written disclosures and letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence, and has discussed with the independent auditors their independence.

Based upon the review and discussions referred to above, the audit committee recommended that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission. The Board evaluated the performance of Marcum LLP and re-appointed the firm as the Company’s independent auditors for the fiscal year ending December 31, 2022.

Submitted by the Audit Committee:

Debra J. White (Chair)

Timothy E. Baxter

Joan B. Harvey

Ronald M. Sparks

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Compensation Committee

The compensation committee consists of Dr. Cox, Mr. Glennon, Ms. Harvey, Mr. Sparks and Ms. White. Each of Dr. Cox, Mr. Glennon, Ms. Harvey, Mr. Sparks and Ms. White is an independent director under the Nasdaq listing standards. During the fiscal year ended December 31, 2021, the compensation committee met two times and acted by written consent 17 times. The compensation committee’s duties, which are specified in the Company’s compensation committee charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Chief Executive Officer’s based on such evaluation;

●	reviewing and approving the compensation of all of the other executive officers;

●	reviewing the Company’s executive compensation policies and plans;

●	implementing and administering the Company’s incentive compensation equity-based remuneration plans;

●	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s executive officers and employees;

●	if required, producing a report on executive compensation to be included in the Company’s annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee makes all decisions regarding executive officer compensation. The compensation committee periodically reviews the elements of compensation for the executive officers and, subject to any existing employment agreements, sets each element of compensation for the Chief Executive Officer and the other executive officers, including annual base salary, annual incentive bonus and equity compensation. The compensation committee also periodically reviews the terms of employment agreements with the executive officers, including in connection with any new hire or the expiration of any existing employment agreements. The compensation committee will consider the recommendations of the Chief Executive Officer when determining compensation for the other executive officers. Executive officers do not determine any element or component of their own pay package or total compensation amount. The Chief Executive Officer has no role in determining and is not present for any discussions regarding his own compensation.

The compensation committee also reviews and approves the Company’s compensation plans, policies and programs and administers the Company’s equity incentive plans and employee stock purchase plans. In addition, the Chief Executive Officer, the Chief Financial Officer and other members of management make recommendations to the compensation committee with regard to overall pay strategy including program designs, annual incentive design, and long-term incentive plan design for all employees. Management from time to time provides the compensation committee with market information and relevant data analysis as requested.

The compensation committee retains sole authority to engage compensation consultants, including determining the nature and scope of services and approving the amount of compensation for those services, and legal counsel or other advisors. The compensation committee assesses the independence of any consultants pursuant to the rules and regulations of the SEC and the listing standards of Nasdaq. The Company will provide for appropriate funding, as determined by the compensation committee, for payment of any such investigations or studies and the compensation to any consulting firm, legal counsel or other advisors retained by the compensation committee.

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Nominating Committee

The nominating committee consists of Dr. Cox and Messrs. Glennon and Baxter, each of whom is an independent director under the Nasdaq listing standards. During the fiscal year ended December 31, 2021, the nominating committee met two times. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others.

The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. Though the nominating committee does not have specific guidelines on diversity, it is one of many criteria considered by the nominating committee when evaluating candidates. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

The nominating committee does not have a written policy or formal procedural requirements for stockholders to submit recommendations for director nominations. However, the nominating committee will consider recommendations from stockholders. Stockholders should communicate nominee suggestions directly to the nominating committee and accompany the recommendation with biographical details and a statement of support for the nominee. The suggested nominee must also provide a statement of consent to being considered for nomination. There have been no material changes to the procedures by which security holders may recommend nominees to the Board.

Board Diversity Matrix

The nominating committee believes in an expansive definition of diversity that includes differences of gender, ethnicity, sexual orientation and other underrepresented groups as well as experience, education and talents, among other things. The diversity matrix required under the Nasdaq listing rules is set forth below.

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Board Diversity Matrix (As of April 14, 2022)
Total Number of Directors	7
		Males	Female	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		5	2
Part II: Demographic Background
African American or Black		1	0
Alaskan Native or Native American		1	0
Asian		0	0
Hispanic or Latinx		0	0
Native Hawaiian or Pacific Islander		0	0
White		3	2
Two or More Races or Ethnicities		0	0
LGBTQ+		0	0
Did Not Disclose Demographic Background		0	0

Code of Ethics

The Company has a code of ethics that applies to all of its executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of the Company’s business. This code of ethics is posted on the Company’s corporate website at http://ir.pavmed.com/corporate-governance. In addition, the Company intends to post on its website disclosures that are required by law concerning any amendments to, or waivers from, any provision of the Company’s code of ethics.

Stockholder Communications

Stockholders may contact the Board or individual members of the Board by writing to them in care of the Secretary, PAVmed Inc., One Grand Central Place, Suite 4600, New York, New York 10165. The Secretary will forward all correspondence received to the Board or the applicable director from time to time. This procedure was approved by the Company’s independent directors.

Director Compensation

Directors who are also executive officers of the Company receive no additional compensation for serving as directors. Through March 31, 2021, each of the Company’s non-executive directors received an annual retainer fee of $40,000 and an additional annual fee for service on committees of the Board, as listed below.

Through March 31, 2021	Chair	Member
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating Committee	$10,000	$5,000

Commencing April 1, 2021, each of the Company’s non-executive directors receives an annual retainer fee of $50,000 and an additional annual fee for service on committees of the Board, as listed below.

Commencing April 1, 2021	Chair	Member
Audit Committee	$27,500	$17,500
Compensation Committee	$18,000	$12,500
Nominating Committee	$12,500	$7,500

Additionally, the Company has formalized a plan to make an annual option grant to each non-executive director with a grant date fair value of $150,000, with such grants commencing in 2022, and to make an initial option grant to each new non-executive director with a grant date fair value of $250,000. The Company also reimburses directors for out-of-pockets costs incurred to attend Board and committee meetings.

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The following information reflects the compensation paid by the Company to its non-executive directors for service on the Board. Dr. Cox and Mr. Sparks also serve as directors of Lucid, the Company’s majority owned subsidiary. The compensation paid by Lucid to Dr. Cox and Mr. Sparks for service on Lucid’s board of directors is set forth in filings made by Lucid with the SEC.

The following table sets forth compensation earned during the year ended December 31, 2021 by each director who is not a Named Executive Officer and served during the year ended December 31, 2021.

	Fees	Option
Name	Earned(1)	Awards(1)(2)	Totals
Michael J. Glennon	$65,625	$165,500	$231,125
Timothy E. Baxter	$46,667	$295,500	$342,167
James L. Cox, M.D.	$65,625	$165,500	$231,125
Ronald M. Sparks	$80,375	$165,500	$245,875
Debra J. White	$67,500	$422,000	$489,500
David S. Battleman, M.D.(3)	$35,000	$268,500	$303,500
David Weild IV(4)	$39,375	$268,500	$307,875

(1)	Represents annual director fees paid. The director fees paid to each person listed are consistent with the director fees described herein above, including annual retainer and as a member and/or chair of a committee of the Board.

(2)	The amounts reported under “Option Awards” are the estimated grant date fair value of restricted stock and stock options granted during the respective year, with such amount as determined under the ASC 718, with respect to accounting for stock-based compensation expense. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized of such stock options. The assumptions made in computing the estimated fair value of such stock options are disclosed in the notes to the Company’s consolidated financial statements for the fiscal year ended December 31, 2021.

(3)	Director through June 10, 2021.

(4)	Director through June 15, 2021.

The following table presents information as of December 31, 2021 regarding the outstanding stock options held by each director who is not a Named Executive Officer and who served during the year ended December 31, 2021.

	Stock Option Grants
	Number	Number
	of	of
	Securities	Securities
	Underlying	Underlying	Stock	Stock
	Stock	Stock	Option	Option
	Options	Options	Exercise	Expiration
	Exercisable	Unexercisable	Price	Date
Michael J. Glennon	278,726	—	$5.00	Apr. 27, 2026
	100,000	—	$2.01	Feb. 13, 2028
	200,000	—	$1.00	Mar. 16, 2029
	58,331	41,669	$2.19	Apr. 30, 2030
	12,500	37,500	$4.44	Apr. 1, 2031
Timothy E. Baxter	18,750	56,250	$5.79	Jun. 10, 2031
Dr. James L. Cox, M.D.	97,554	—	$5.00	Apr. 27, 2026
	100,000	—	$2.01	Feb. 13, 2028
	200,000	—	$1.00	Mar. 6, 2029
	58,331	41,669	$2.19	Apr. 30, 2030
	12,500	37,500	$4.44	Apr. 1, 2031
Ronald M. Sparks	97,554	—	$5.00	Apr. 27, 2026
	100,000	—	$2.01	Feb. 13, 2028
	200,000	—	$1.00	Mar. 6, 2029
	58,331	41,669	$2.19	Apr. 30, 2030
	12,500	37,500	$4.44	Apr. 1, 2031
Debra J. White	25,000	75,000	$4.81	Apr. 29, 2031
Dr. David S. Battleman, M.D.	50,000	—	$4.44	Jun. 10, 2022
	50,000	—	$5.79	Jun. 10, 2022
David Weild IV	97,554	—	$5.00	Jun. 15, 2022
	100,000	—	$2.01	Jun. 15, 2022
	200,000	—	$1.00	Jun. 15, 2022
	100,000	—	$2.19	Jun. 15, 2022
	50,000	—	$4.44	Jun. 15, 2022
	50,000	—	$5.83	Jun. 15, 2022

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On April 28, 2016, upon the consummation of the Company’s initial public offering, each of each of Mr. Sparks, Dr. Cox and Mr. Weild was granted a stock option to purchase 97,554 shares of common stock of the Company, and Mr. Glennon was granted a stock option to purchase 278,726 shares of common stock of the Company, in each case at an exercise price of $5.00 per share, vesting as to 3/36 of the shares on July 28, 2016 and as to 1/36 of the shares on each successive month thereafter from August 28, 2016 to April 28, 2019.

On August 2, 2017, David S. Battleman, M.D. was granted a stock option to purchase 40,000 shares of common stock of the Company at an exercise price of $2.98 per share, vesting ratably on a quarterly basis with an initial vesting date of September 30, 2017 and a final vesting date of June 30, 2020.

On February 14, 2018, the compensation committee authorized the grant to each of Mr. Glennon, Mr. Sparks, Dr. Cox, Dr. Battleman and Mr. Weild of a stock option to purchase 100,000 shares of common stock of the Company at an exercise price of $2.01 per share, vesting ratably on a quarterly basis with an initial vesting date of March 31, 2018 and a final vesting date of December 31, 2020.

On March 7, 2019, the compensation committee authorized the grant to each of Mr. Glennon, Mr. Sparks, Dr. Cox, Dr. Battleman, and Mr. Weild of a stock option to purchase 200,000 shares of common stock of the Company at an exercise price of $1.00 per share, vesting ratably on a quarterly basis with an initial vesting date of March 31, 2019 and a final vesting date of December 31, 2021.

On May 1, 2020, the compensation committee authorized the grant to each of Mr. Glennon, Mr. Sparks, Dr. Cox, Dr. Battleman, and Mr. Weild of a stock option to purchase 100,000 shares of common stock of the Company at an exercise price of $2.19 per share, vesting ratably on a quarterly basis with an initial vesting date of June 30, 2020 and a final vesting date of March 31, 2023.

On April 1, 2021, the compensation committee authorized the grant to each of Mr. Glennon, Mr. Sparks, Dr. Cox, Dr. Battleman, and Mr. Weild of a stock option to purchase 50,000 shares of common stock of the Company at an exercise price of $4.44 per share, vesting ratably on a quarterly basis with an initial vesting date of June 30, 2021 and a final vesting date of March 31, 2024.

Upon Dr. Battleman’s departure from the Board, on June 10, 2021, the compensation committee authorized the grant to Dr. Battleman of a stock option to purchase 50,000 shares of common stock of the Company at an exercise price of $5.79 per share, vesting immediately upon grant and expiring one year after grant. In addition, each of his other stock options immediately vested in full and the exercise period of each of his other stock options was extended until the first anniversary of his departure. Dr. Battleman subsequently exercised his stock options in full, except for the options granted on April 1, 2021 and June 10, 2021.

Upon Mr. Weild’s departure from the Board, effective as of June 15, 2021, the compensation committee authorized the grant to Mr. Weild of a stock option to purchase 50,000 shares of common stock of the Company at an exercise price of $5.83 per share, vesting immediately upon grant and expiring one year after grant. In addition, each of his other stock options immediately vested in full and the exercise period of each of his other stock options was extended until the first anniversary of his departure.

On February 18, 2022, the compensation committee authorized the grant to each of Mr. Glennon, Dr. Cox, Mr. Baxter, Mr. Sparks and Ms. White of a stock option to purchase 80,000 shares of common stock of the Company at an exercise price of $1.59 per share, vesting ratably on a quarterly basis with an initial vesting date of March 31, 2022 and a final vesting date of December 31, 2024.

On February 22, 2022, the compensation committee authorized the grant to Ms. Harvey of a stock option to purchase 179,350 shares of common stock of the Company at an exercise price of $2.05 per share, vesting ratably on a quarterly basis with an initial vesting date of March 31, 2022 and a final vesting date of December 31, 2024.

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EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth all compensation of the Company’s Named Executive Officers for the fiscal years ended December 31, 2021 and 2020, including compensation paid by the Company’s majority owned subsidiary, Lucid Diagnostics Inc. (“Lucid”).

Named Executive Officer/Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Bonus(1)	All Other Compensation		Total
Lishan Aklog, M.D.	2021	$582,667	$8,026,260	$—	$613,000	$39,750	(3)	$9,261,677
Chairman of the Board and Chief Executive Officer	2020	$431,000	$510,000	$—	$215,500	$39,800	(3)	$1,196,300
Dennis M. McGrath	2021	$422,500	$8,026,260	$—	$172,500	$600	(4)	$8,621,860
President, Chief Financial Officer and Corporate Secretary	2020	$345,000	$510,000	$—	$172,500	$200	(4)	$1,027,700
Brian J. deGuzman, M.D.	2021	$305,000	$—	$165,500	$122,000	$600	(5)	$593,100
Chief Medical Officer	2020	$305,000	$—	$63,500	$122,000	$200	(5)	$490,700

(1)	See “Employment Agreements and Awards” below for a description of the compensation arrangements with each Named Executive Officer, including base salary and bonuses.

(2)	The amounts reported under “Stock Awards” and “Option Awards” are the estimated grant date fair value of restricted stock and stock options granted by both the Company and Lucid during the respective year, as presented in “—Outstanding Equity Awards at Fiscal Year End” below, with such amount as determined under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718 (“ASC 718”), with respect to accounting for stock-based compensation expense. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized of such stock options. The assumptions made in computing the estimated fair value of such stock options are disclosed in the notes to the Company’s consolidated financial statements for the fiscal year ended December 31, 2021.

(3)	The amount includes $24,750 and $25,200 in 2021 and 2020, respectively, for transportation reimbursement, $14,400 in both 2021 and 2020 for reimbursement of membership fees to a club facility where the Company frequently engages and hosts potential customers, vendors, bankers, and other Company related personnel for the benefit of Company related business, and $600 and $200 in 2021 and 2020, respectively, of communication allowance payments paid to all full-time employees.

(4)	The amount includes $600 and $200 in 2021 and 2020, respectively, of communication allowance payments paid to all full-time employees.

(5)	The amount includes $600 and $200 in 2021 and 2020, respectively, of communication allowance payments paid to all full-time employees.

Outstanding Equity Awards at Fiscal Year End

The following table presents information regarding the outstanding stock options and stock awards held by the Company’s Named Executive Officers at December 31, 2021, including outstanding stock options and stock awards granted by Lucid.

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	Stock Option Grants				Stock Awards
Name	Number of Securities Underlying Stock Options – Exercisable(1)	Number of Securities Underlying Stock Options – Unexercisable(1)	Stock Option Exercise Price	Stock Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares of Units of Stock That Have Not Vested
Company Equity Awards:
Lishan Aklog, M.D.	278,726	—	$5.00	Apr. 27, 2026
	195,108	—	$2.01	Feb. 13, 2028
					533,333	$1,311,999
Dennis M. McGrath	250,000	—	$5.95	Mar. 19, 2027
	195,108	—	$2.01	Feb. 13, 2028
					733,333	$1,803,999
Brian J. deGuzman, M.D.	278,726	—	$5.00	Apr. 27, 2026
	100,000	—	$2.01	Feb. 13, 2028
	100,000	—	$1.00	Mar. 6, 2029
	29,170	20,830	$2.19	May 1, 2030
	12,500	37,500	$4.44	Apr. 1, 2031
Lucid Equity Awards:
Lishan Aklog, M.D.					564,400	$3,030,828
Dennis M. McGrath					564,400	$3,030,828

(1)	See “Employment Agreements and Awards” below for a description of the equity awards held by the Named Executive Officers, including the vesting schedules.

Although the Company does not have a formal policy with respect to the grant of equity incentive compensation awards to the Company’s Named Executive Officers, or any formal equity ownership guidelines applicable to them, the Company believes granting equity incentive compensation to its Named Executive Officers provides a strong link to its long-term performance, creates an ownership culture, and aligns the interests of its Named Executive Officers with the stockholders of the Company. Accordingly, the Board periodically reviews the equity incentive compensation of the Company’s Named Executive Officers and, from time to time, may grant equity incentive compensation to them in the form of additional stock options, restricted stock awards, and/or other equity incentive awards.

401(k) Retirement Plan

The Company maintains a 401(k) retirement plan intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, all of the Company’s employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement wherein participants may elect to reduce their current taxable salaries and wages up to the statutorily prescribed limit of $19,500 and $19,000 for the years ended December 31, 2021 and 2020, respectively, with such amounts contributed to the 401(k) plan. Additionally, 401(k) participants aged at least 50 years old may also make an additional “catchup” contribution of up to $6,500 and $6,000 in the years ended December 31, 2021 and 2020, respectively. The Company has the option to make discretionary matching contributions. The Company did not elect to make any discretionary matching contributions to the 401(k) plan during the years ended December 31, 2021 and 2020.

Employee Stock Purchase Plan

The Company maintains the ESPP, which is intended to be a tax-qualified plan as defined under Section 423 of the Code. As of December 31, 2021, a total of 1,250,000 shares were reserved under the ESPP. The number of shares available for issuance under the ESPP automatically increases on January 1st of each year, ending on (and including) January 1, 2031, in an amount equal to the lesser of (a) 2% of the total number of shares of Company common stock outstanding on December 31st of the preceding calendar year, and (b) 2,500,000 shares. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the number of shares available for such year or that the increase for such year will be a lesser number of shares of Company common stock. On January 1, 2022, pursuant to the foregoing “evergreen” provision, an additional 500,000 shares were reserved for issuance pursuant to the ESPP, for a total of 1,750,000 shares reserved under the ESPP.

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There are two offering periods of six months under the plan each calendar year. Participants in the plan are granted an option to purchase shares of the Company’s common stock at the beginning of each offering period, up to a maximum of $25,000 in shares based on the fair market value at the commencement of the offering period, with purchases occurring on the last trading day of the offering period. In general, all of the Company’s employees are eligible to participate, including the Company’s Named Executive Officers, except that no employee may have the option to purchase shares under the plan to the extent such employee would own or have the right to acquire more than 5% of the combined voting power or value of the Company’s shares as a result of such option and the Company may impose additional limits on share purchases pursuant to the ESPP. Each participant in the plan may authorize a payroll deduction of between 1% and 15% of the employee’s salary, and, except for the Company’s executive officers, may participate in an accompanying Cashless Participation loan program such that they may purchase up to the maximum number of shares per calendar year. Purchases under the plan are made at the lower of 85% of the fair market value on the first day of the offering period and the fair market value on the last day of the offering period.

In 2021 and 2020, a total of 234,592 and 306,555 shares of common stock of the Company were issued under the ESPP for aggregate cash proceeds of $435,839 and $356,099, respectively, with such total shares inclusive of 35,595 and 57,674 shares, respectively, issued to those Named Executive Officers who participated in the ESPP for such years.

Lucid also maintains an employee stock purchase plan. However, the Company’s Named Executive Officers participate solely in the Company’s ESPP.

Employment Agreements and Awards

Lishan Aklog, M.D.

PAVmed

Effective November 1, 2014, the Company entered into a five-year employment agreement with Dr. Lishan Aklog, M.D. to serve as the Company’s Chief Executive Officer. The employment agreement was amended and restated on March 15, 2019 in order to, among other things, extend the term through March 15, 2022. Under the employment agreement, Dr. Aklog earned an annual base salary of $431,000 through March 14, 2021. Commencing on March 15, 2021, his base salary became $613,000. Additionally, through March 14, 2021, Dr. Aklog’s employment agreement provided for a guaranteed annual bonus equal to 50% of base salary, payable on January 1 of each year, as well as eligibility to earn additional discretionary annual performance bonuses as determined by the compensation committee. The Board has approved a modification to his compensation arrangements to eliminate his guaranteed bonus arrangements and instead provide for a discretionary annual performance bonus with a target of 100% of his then current annual base salary, based upon his performance and the Company’s performance over the preceding year, as determined by the compensation committee. In addition, since March 15, 2019, Dr. Aklog has received a monthly allowance of $3,300 for transportation and business-related club membership expenses.

On February 17, 2022, the compensation committee authorized a $613,000 discretionary bonus for the year ended December 31, 2021 to Dr. Aklog, consistent with his employment agreement. On February 19, 2021, the compensation committee authorized the payment of Dr. Aklog’s guaranteed bonus for the year ended December 31, 2020, consistent with his employment agreement.

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In addition, Dr. Aklog has received the following equity awards based on the Company’s common stock:

●	On April 28, 2016, upon the consummation of the Company’s initial public offering, Dr. Aklog was granted a stock option to purchase 278,726 shares of common stock of the Company at an exercise price of $5.00 per share, which vested as to 3/36 of the shares on July 28, 2016 and 1/36 of the shares on each successive month thereafter from Aug 28, 2016 to April 28, 2019.

●	On February 14, 2018, the compensation committee granted to Dr. Aklog a stock option to purchase 195,108 shares of common stock of the Company at an exercise price of $2.01 per share, which vested ratably on a quarterly basis over a three-year period with an initial vesting date of March 31, 2018 and a final vesting date of December 31, 2020.

●	On March 15, 2019, in connection with the execution of the amendment and restatement of Dr. Aklog’s employment agreement, the compensation committee granted to Dr. Aklog a restricted stock award of 200,000 shares of common stock of the Company. The restricted stock award vested as to one-third of the award on March 15, 2020 and the remainder vested on March 15, 2022.

●	On May 1, 2020, the compensation committee granted to Dr. Aklog a restricted stock award of 250,000 shares of common stock of the Company. The restricted stock award vests on May 1, 2023.

●	On April 1, 2021, the compensation committee granted to Dr. Aklog a restricted stock award of 200,000 shares of common stock of the Company. The restricted stock award vests on May 1, 2024.

●	On February 18, 2022, the compensation committee granted to Dr. Aklog a stock option to purchase 200,000 shares of common stock of the Company at an exercise price of $1.59 per share, which vests ratably on a quarterly basis over a three-year period with an initial vesting date of March 31, 2022 and a final vesting date of December 31, 2024.

The unvested restricted stock awards are subject to forfeiture in the event the executive’s employment terminates prior to vesting, except the restricted stock awards will become immediately vested in the event of termination for “good reason” or after or within 60 days prior to a change of control (as defined in the Company’s form of indemnification agreement).

If his employment is terminated by the Company without “cause” or by him with “good reason” (as such terms are defined in the employment agreement), Dr. Aklog is entitled to receive his base salary through the date of termination and for a period of 12 months thereafter (or for 24 months thereafter, in the event the termination occurs within 60 days following a change of control), a pro rata portion of any annual bonus to which he would have been entitled, all valid expense reimbursements, health insurance coverage for up to 12 months and all accrued but unused vacation pay. If his employment is terminated due to his death or disability, he will be entitled to the same amounts, except he will only be entitled to his base salary through the date of termination and he will not be entitled to continued health insurance coverage, but he will also be entitled to any earned and approved but unpaid bonus for any prior year. If his employment is terminated by the Company with “cause” or by him without “good reason,” Dr. Aklog will be entitled only to his base salary through the date of termination, valid expense reimbursements and certain accrued but unused vacation pay. The definition of “good reason” in the employment agreement includes, among other things, any termination by the executive within 60 days following a change of control.

Dr. Aklog’s employment agreement contains provisions protecting the Company’s intellectual property and contains provisions restricting his ability to compete with the Company during his employment and for a period of one year (or two years in the case of a change of control) thereafter. The non-compete provisions generally impose restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company and (iii) soliciting or accepting business from the Company’s customers or business partners for the benefit of a competing business, subject to certain conditions and limitations, except the restrictions in clause (i) will not apply if he is terminated without “cause” or resigns for “good reason.” Pursuant to the agreement, Dr. Aklog may serve as a consultant to, or on boards of directors of, or in any other capacity to other companies provided they will not interfere with the performance of his duties to the Company.

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Lucid

On January 17, 2022, Lucid entered into an employment agreement with Dr. Aklog, who serves as Lucid’s Chairman and Chief Executive Officer.

The employment agreement provides for an initial term that expires on March 15, 2025, which will automatically renew for additional one-year terms, unless either Lucid or Dr. Aklog provides notice of non-renewal at least 60 days prior to the end of the then-current term. The employment agreement provides for an annual base salary of $300,000 and an annual performance bonus of up to 100% of his base salary in the preceding fiscal year, upon meeting certain objectives as determined by Lucid’s board of directors or the compensation committee of the board.

In addition, Dr. Aklog has received the following equity awards based on Lucid’s common stock:

●	On March 15, 2021, Lucid granted to Dr. Aklog 564,400 shares of restricted stock award. The award vests on February 19, 2023, subject to acceleration in certain circumstances as discussed below.

●	On January 7, 2022, in accordance with the employment agreement, Lucid granted to Dr. Aklog a restricted stock award covering 60,000 shares of Lucid’s common stock. The restricted stock award vests in a single installment three years after the date of grant, subject to acceleration in certain circumstances as discussed below.

●	On February 18, 2022, Lucid granted to Dr. Aklog a stock option to purchase 75,000 shares of common stock of Lucid at an exercise price of $3.95 per share, which vests ratably on a quarterly basis over a three-year period with an initial vesting date of March 31, 2022 and a final vesting date of December 31, 2024.

The unvested restricted stock awards are subject to forfeiture in the event Dr. Aklog’s employment terminates prior to vesting, except the restricted stock award will become immediately vested in the event of termination for “good reason,” termination without “cause,” or a change of control (as defined in the Lucid 2018 Long-Term Incentive Equity Plan).

Lucid may terminate Dr. Aklog’s employment with “cause” (as such term is defined in the employment agreement) or without cause upon 60 days’ notice (except that Lucid must give 180 days’ notice to Dr. Aklog during the initial term of his employment agreement). Dr. Aklog may terminate his employment with “good reason” (as such term is defined in the employment agreement) or without good reason upon 30 days’ notice to Lucid. The definition of good reason in the employment agreement includes, among other things, any termination by Dr. Aklog within 60 days following a “change of control” (as such term is defined in the employment agreement). If Dr. Aklog’s employment is terminated by Lucid without cause or by him with good reason, he is entitled to receive his base salary through the date of termination and for a period of 12 months thereafter (or for 24 months thereafter, in the event the termination occurs within 60 days following a change of control), a pro rata portion of his current year target bonus amount, all valid expense reimbursements, health insurance coverage for up to 12 months, and all accrued but unused vacation pay. If Dr. Aklog’s employment is terminated due to his death or disability, he is entitled to his base salary through the date of termination, a pro rata portion of any current year target bonus amount, all earned but unpaid prior year annual bonuses, all valid expense reimbursements, and all accrued but unused vacation pay. If Dr. Aklog’s employment is terminated by Lucid with cause or by him without good reason, he will be entitled only to his base salary through the date of termination, all valid expense reimbursements and certain accrued but unused vacation pay.

The employment agreement contains provisions protecting Lucid’s confidential information and contains provisions restricting Dr. Aklog’s ability to compete with Lucid during his employment and for a period of one year (or two years in the case of a change of control) thereafter. The non-compete provisions generally impose restrictions on (i) employment by, rendering services to, engaging in, or owning an interest in any competing business, (ii) employing or retaining employees or service providers of Lucid and (iii) soliciting or accepting business from Lucid’s customers or business partners for the benefit of a competing business, subject to certain conditions and limitations, except the restrictions in clause (i) will not apply if he is terminated without “cause” or resigns for “good reason.” Nothing in the employment agreement will preclude Dr. Aklog from serving as an officer and director of the Company.

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Dennis M. McGrath

PAVmed

On March 20, 2017, the Company entered into a two year employment agreement with Dennis M. McGrath, to serve as the Company’s Executive Vice President and Chief Financial Officer. The employment agreement was amended and restated on March 15, 2019 in order to, among other things, extend the term through March 15, 2022 and provide for Mr. McGrath to serve as the Company’s President and Chief Financial Officer. Under the employment agreement, Mr. McGrath earned an annual base salary of $345,000 through March 14, 2021. Commencing on March 15, 2021, his base salary became $431,000. Additionally, through March 14, 2021, Mr. McGrath’s employment agreement provided for a discretionary annual performance bonus with a target of 50% of his then current annual base salary, based upon his performance and the Company’s performance over the preceding year, as determined by the compensation committee. The Board has approved a modification to his compensation arrangements to provide for a target of 70% of his then current annual base salary.

On February 17, 2022, the compensation committee authorized a $306,600 discretionary bonus for the year ended December 31, 2021 to Mr. McGrath, consistent with his employment agreement. On February 19, 2021, the compensation committee authorized a $172,500 discretionary bonus for the year ended December 31, 2020 to Mr. McGrath, consistent with his employment agreement.

In addition, Mr. McGrath has received the following equity awards based on the Company’s common stock:

●	On March 20, 2017, upon his employment on such date, the compensation committee granted to Mr. McGrath a stock option to purchase 250,000 shares of common stock of the Company at an exercise price of $5.95 per share, which vested ratably on a quarterly basis over a three-year period with an initial vesting date of June 30, 2017 and a final vesting date of March 31, 2020.

●	On February 14, 2018, the compensation committee granted to Mr. McGrath a stock option to purchase 195,108 shares of common stock of the Company at an exercise price of $2.01 per share, which vested ratably on a quarterly basis over a three-year period with an initial vesting date of March 31, 2018 and a final vesting date of December 31, 2020.

●	On March 15, 2019, in connection with the execution of the amendment and restatement of Mr. McGrath’s employment agreement and his appointment as President and Chief Financial Officer, the compensation committee granted to Mr. McGrath a restricted stock award of 500,000 shares of common stock of the Company. The restricted stock award vested as to one-third of the award on March 15, 2020 and the remainder vested on March 15, 2022.

●	On May 1, 2020, the compensation committee granted to Mr. McGrath a restricted stock award of 250,000 shares of common stock of the Company. The restricted stock award vests on May 1, 2023.

●	On May 1, 2021, the compensation committee granted to Mr. McGrath a restricted stock award of 150,000 shares of common stock of the Company. The restricted stock award vests on May 1, 2024.

●	On February 18, 2022, the compensation committee granted to Mr. McGrath a stock option to purchase 150,000 shares of common stock of the Company at an exercise price of $1.59 per share, which vests ratably on a quarterly basis over a three-year period with an initial vesting date of March 31, 2022 and a final vesting date of December 31, 2024.

The restricted stock awards are subject to forfeiture in the event the executive’s employment terminates prior to vesting, except the restricted stock awards will become immediately vested in the event of termination for “good reason” or after or within 60 days prior to a change of control (as defined in the Company’s form of indemnification agreement).

If his employment is terminated by the Company without “cause” or by him with “good reason” (as such terms are defined in the employment agreement), Mr. McGrath is entitled to receive his base salary through the date of termination and for a period of 12 months thereafter (or for 24 months thereafter, in the event the termination occurs within 60 days following a change of control), a pro rata portion of any annual bonus to which he would have been entitled, all valid expense reimbursements, health insurance coverage for up to 12 months and all accrued but unused vacation pay. If his employment is terminated due to his death or disability, he will be entitled to the same amounts, except he will only be entitled to his base salary through the date of termination and he will not be entitled to continued health insurance coverage, but he will also be entitled to any earned and approved but unpaid bonus for any prior year. If his employment is terminated by the Company with “cause” or by him without “good reason,” Mr. McGrath will be entitled only to his base salary through the date of termination, valid expense reimbursements and certain accrued but unused vacation pay. The definition of “good reason” in the employment agreement includes, among other things, any termination by the executive within 60 days following a change of control.

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Mr. McGrath’s employment agreement contains provisions protecting the Company’s intellectual property and contains provisions restricting his ability to compete with the Company during his employment and for a period of one year (or two years in the case of a change of control) thereafter. The non-compete provisions generally impose restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company and (iii) soliciting or accepting business from the Company’s customers or business partners for the benefit of a competing business, subject to certain conditions and limitations, except the restrictions in clause (i) will not apply if he is terminated without “cause” or resigns for “good reason.” Mr. McGrath may serve as a consultant to, or on boards of directors of other companies provided they will not interfere with the performance of his duties to the Company.

Lucid

On January 17, 2022, Lucid entered into an employment agreement with Mr. McGrath, who serves as Lucid’s Chief Financial Officer.

The employment agreement provides for an initial term that expires on March 15, 2025, which will automatically renew for additional one-year terms, unless either Lucid or Mr. McGrath provides notice of non-renewal at least 60 days prior to the end of the then-current term. The employment agreement provides for an annual base salary of $225,000 and an annual performance bonus of up to 70% of his base salary in the preceding fiscal year, upon meeting certain objectives as determined by Lucid’s board of directors or the compensation committee of the board.

In addition, Mr. McGrath has received the following equity awards based on Lucid’s common stock:

●	On March 15, 2021, Lucid granted to Mr. McGrath 564,400 shares of restricted stock award. The award vests on February 19, 2023, subject to acceleration in certain circumstances as discussed below.

●	On January 7, 2022, in accordance with the employment agreement, Lucid granted to Mr. McGrath a restricted stock award covering 60,000 shares of Lucid’s common stock. The restricted stock award vests in a single installment three years after the date of grant, subject to acceleration in certain circumstances as discussed below.

●	On February 18, 2022, Lucid granted to Mr. McGrath a stock option to purchase 50,000 shares of common stock of Lucid at an exercise price of $3.95 per share, which vests ratably on a quarterly basis over a three-year period with an initial vesting date of March 31, 2022 and a final vesting date of December 31, 2024.

The unvested restricted stock awards are subject to forfeiture in the event Mr. McGrath’s employment terminates prior to vesting, except the restricted stock award will become immediately vested in the event of termination for “good reason,” termination without “cause,” or a change of control (as defined in the Lucid 2018 Long-Term Incentive Equity Plan).

Lucid may terminate Mr. McGrath’s employment with “cause” (as such term is defined in the employment agreement) or without cause upon 60 days’ notice. Mr. McGrath may terminate his employment with “good reason” (as such term is defined in the employment agreement) or without good reason upon 30 days’ notice to Lucid. The definition of good reason in the employment agreement includes, among other things, any termination by Mr. McGrath within 60 days following a “change of control” (as such term is defined in the employment agreement). If Mr. McGrath’s employment is terminated by Lucid without cause or by him with good reason, he is entitled to receive his base salary through the date of termination and for a period of 12 months thereafter (or for 24 months thereafter, in the event the termination occurs within 60 days following a change of control), a pro rata portion of his current year target bonus amount, all valid expense reimbursements, health insurance coverage for up to 12 months, and all accrued but unused vacation pay. If Mr. McGrath’s employment is terminated due to his death or disability, he is entitled to his base salary through the date of termination, a pro rata portion of any current year target bonus amount, all earned but unpaid prior year annual bonuses, all valid expense reimbursements, and all accrued but unused vacation pay. If Mr. McGrath’s employment is terminated by Lucid with cause or by him without good reason, he will be entitled only to his base salary through the date of termination, all valid expense reimbursements and certain accrued but unused vacation pay.

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The employment agreement contains provisions protecting Lucid’s confidential information and contains provisions restricting Mr. McGrath’s ability to compete with Lucid during his employment and for a period of one year (or two years in the case of a change of control) thereafter. The non-compete provisions generally impose restrictions on (i) employment by, rendering services to, engaging in, or owning an interest in any competing business, (ii) employing or retaining employees or service providers of Lucid and (iii) soliciting or accepting business from Lucid’s customers or business partners for the benefit of a competing business, subject to certain conditions and limitations, except the restrictions in clause (i) will not apply if he is terminated without “cause” or resigns for “good reason.” Nothing in the employment agreement will preclude Mr. McGrath from serving as an officer and director of the Company.

Brian J. deGuzman, M.D.

PAVmed

Effective July 1, 2016, the Company entered into a five-year employment agreement with Dr. Brian J. deGuzman, M.D. to serve as the Company’s Chief Medical Officer. Under the employment agreement, Dr. deGuzman has earned an annual base salary of $305,000 since August 15, 2018. Additionally, Dr. deGuzman’s employment agreement provides for a discretionary annual performance bonus with a target of 40% of the then current annual base salary, based upon his performance and the Company’s performance over the preceding year, as determined by the compensation committee. On February 14, 2020, the initial employment agreement was amended to clarify certain duties required by the agreement and extend the term until February 14, 2023. On January 16. 2022, Dr. deGuzman’s annual base salary was increased to $335,000.

On February 17, 2022, the compensation committee authorized a $122,000 discretionary bonus for the year ended December 31, 2021 to Dr. deGuzman, consistent with his employment agreement. On February 19, 2021, the compensation committee authorized the payment a $122,000 discretionary bonus for the year ended December 31, 2020 to Dr. deGuzman, consistent with his employment agreement.

In addition, Dr. deGuzman has received the following equity awards based on the Company’s common stock:

●	On April 28, 2016, upon the consummation of the Company’s initial public offering, Dr. deGuzman was granted a stock option to purchase 278,726 shares of common stock of the Company at an exercise price of $5.00 per share, which vested as to 3/36 of the shares on July 28, 2016 and as to 1/36 of the shares on each successive month thereafter from Aug 28, 2016 to April 28, 2019.

●	On February 14, 2018, the compensation committee authorized the grant to Dr. deGuzman of a stock option to purchase 100,000 shares of common stock of the Company at an exercise price of $2.01 per share, which vested ratably on a quarterly basis over a three-year period with an initial vesting date of March 31, 2018 and a final vesting date of December 31, 2020.

●	On March 7, 2019, the compensation committee authorized the grant to Dr. deGuzman of a stock option to purchase 100,000 shares of common stock of the Company at an exercise price of $1.00 per share, which vested ratably on a quarterly basis over a three-year period with an initial vesting date of March 31, 2019 and a final vesting date of December 31, 2021.

●	On May 1, 2020, the compensation committee authorized the grant to Dr. deGuzman of a stock option to purchase 50,000 shares of common stock of the Company at an exercise price of $2.19 per share, which vests ratably on a quarterly basis over a three-year period with an initial vesting date of June 30, 2020 and a final vesting date of March 31, 2023.

●	On May 1, 2021, the compensation committee authorized the grant to Dr. deGuzman of a stock option to purchase 50,000 shares of common stock of the Company at an exercise price of $4.44 per share, which vests ratably on a quarterly basis over a three-year period with an initial vesting date of September 30, 2021 and a final vesting date of June 30, 2024.

●	On February 18, 2022, the compensation committee granted to Dr. deGuzman a stock option to purchase 50,000 shares of common stock of the Company at an exercise price of $1.59 per share, which vests ratably on a quarterly basis over a three-year period with an initial vesting date of March 31, 2022 and a final vesting date of December 31, 2024.

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Upon termination of employment, unless terminated by the Company without “cause” or by Dr. deGuzman with “good reason” (as such terms are defined in the employment agreement), Dr. deGuzman will be entitled only to his base salary through the date of termination, valid expense reimbursements and unused vacation pay. If terminated by the Company without “cause” or by him with “good reason” (as such term are defined in the employment agreement), Dr. deGuzman is entitled to be paid his base salary through the end of the term at the rate of 100%, valid expense reimbursements and accrued but unused vacation pay.

Dr. deGuzman’s employment agreement contains provisions for the protection of the Company’s intellectual property and contains non-compete restrictions in the event of his termination other than by the Company without “cause” or by Dr. deGuzman with “good reason” (generally imposing restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company and (iii) soliciting or accepting business from the Company’s customers for a period of six months following termination). Pursuant to the initial agreement, Dr. deGuzman may serve as a consultant to, or on boards of directors of, or in any other capacity to other companies provided that they will not interfere with the performance of his duties to the Company. On February 14, 2020, the initial employment agreement was amended to clarify certain duties required by the agreement including devoting all his professional efforts and full time to the affairs of the company, restricting other business activities without the written consent of the Company and extend to the term until February 14, 2023.

Lucid

While Dr. deGuzman provides services to Lucid, he does not receive any additional cash compensation from Lucid. However, Dr. deGuzman has received the following equity awards based on Lucid’s common stock:

●	On January 7, 2022, Lucid granted to Dr. deGuzman a restricted stock award covering 40,000 shares of Lucid’s common stock. The restricted stock award vests in a single installment three years after the date of grant, subject to acceleration in certain circumstances.

●	On February 18, 2022, Lucid granted to Dr. deGuzman a stock option to purchase 20,000 shares of common stock of Lucid at an exercise price of $3.95 per share, which vests ratably on a quarterly basis over a three-year period with an initial vesting date of March 31, 2022 and a final vesting date of December 31, 2024.

Potential Payments Upon Termination

As indicated above, each of Dr. Aklog, Dr. deGuzman and Mr. McGrath is entitled to a severance payment if his employment is terminated by the Company under specified circumstances. If the Company terminates the employment of any such executive without cause, or if such executive officer terminates his employment with the Company for good reason, each as defined in his Company employment agreement, such executive officer is entitled to severance compensation as follows: each of Dr. Aklog and Mr. McGrath will receive 100% of his base salary at the time of termination from the initial date of his termination through 12 months thereafter (or for 24 months thereafter, in the event the termination occurs within 60 days following a change of control), a pro rata portion of any annual bonus to which he would have been entitled, all valid expense reimbursements, health insurance coverage for up to 12 months and all accrued but unused vacation pay; and Dr. deGuzman will receive 100% of his base salary at the time of termination from the initial date of his termination through the full term of his agreement (February 14, 2023).

In addition, as indicated above, each of Dr. Aklog and Mr. McGrath is entitled to a severance payment if his employment is terminated by Lucid under specified circumstances. If Lucid terminates the employment of any such executive without cause, or if such executive officer terminates his employment with the Company for good reason, each as defined in his Lucid employment agreement, such executive officer is entitled to severance compensation as follows: each of Dr. Aklog and Mr. McGrath will receive base salary through the date of termination and for a period of 12 months thereafter (or for 24 months thereafter, in the event the termination occurs within 60 days following a change of control), a pro rata portion of his current year target bonus amount, all valid expense reimbursements, health insurance coverage for up to 12 months, and all accrued but unused vacation pay.

In addition, the stock options and restricted stock granted to the Company’s Named Executive Officers by the Company and Lucid will be accelerated upon the occurrence of certain non-negotiated change of control transactions. In the event of certain negotiated change of control transactions, the compensation committee of the Company or Lucid, as applicable, may (i) accelerate the vesting of the stock options, or (ii) require the executive to relinquish the stock options to the Company or Lucid upon the tender by the Company or Lucid to the executive of cash in an amount equal to the repurchase value of such award. Furthermore, the shares of restricted stock granted by the Company to Dr. Aklog and Mr. McGrath will become immediately vested in the event of termination for “good reason” or after or within 60 days prior to a change of control (as defined in the Company’s form of indemnification agreement), and the restricted stock granted by Lucid to Dr. Aklog and Mr. McGrath will become immediately vested in the event of termination for “good reason,” termination without “cause,” or a change of control (as defined in the Lucid 2018 Long-Term Incentive Equity Plan).

To the extent any severance or other compensation payment to any of the Company’s executive officers pursuant to an employment agreement or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Code, then such executive officer will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999, whichever provides the executive with the highest amount on an after-tax basis.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and certain officers and holders of more than 10% of the Company’s common stock to file with the SEC initial reports of ownership of the Company’s common stock and other equity securities on Form 3 and reports of changes in such ownership on a Form 4 or Form 5. These Section 16 reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, during the fiscal year ended December 31, 2021, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis, except for the following:

Timothy E. Baxter, a director of the Company, filed two late reports, which included one transaction that was not disclosed on a timely basis, including (i) a Form 3 filed on March 1, 2022 with respect to Mr. Baxter’s appointment on June 10, 2021 to the Company’s board of directors, and (ii) a Form 4 on March 1, 2022 with respect a grant of stock options to Mr. Baxter on June 15, 2021.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of April 14, 2022, by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock;

●	each of the Company’s officers and directors; and

●	all of the Company’s officers and directors as a group.

The beneficial ownership of each person was calculated based on 87,961,646 shares of the Company’s common stock issued as of April 14, 2022 (with such number of shares inclusive of shares of common stock underlying unvested restricted stock awards granted under the 2014 Plan). Except as otherwise indicated, the Company believes all persons named in the table below have sole voting and investment power with respect to all the shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Officers:
Lishan Aklog, M.D.	8,601,527	(2)	9.5%
Dennis M. McGrath	1,232,114	(3)	1.4%
Brian J. deGuzman, M.D.	575,851	(4)	*
Shaun M. O’Neil	636,962	(5)	*
Michael J. Glennon	668,724	(6)	*
Timothy E. Baxter	31,667	(7)	*
James L. Cox, M.D.	487,552	(8)	*
Joan B. Harvey	14,946	(9)	*
Ronald M. Sparks	487,552	(10)	*
Debra J. White	40,000	(11)	*
All directors and executive officers as a group (nine individuals)	13,914,449		14.6%
5% Stockholders:
Pavilion Venture Partners LLC	6,534,855	(12)	7.3%

*	Represents less than one percent of class.

(1)	The business address of each of the individuals is One Grand Central Place, Suite 4600, New York, New York 10165, unless otherwise indicated.

(2)	Includes: (i) 4,456,570 shares of common stock and 2,078,285 shares of common stock issuable upon the potential exercise of Series Z Warrants held by Pavilion Venture Partners LLC (“PVP”), of which Dr. Aklog is a member and sole manager, and, accordingly, he is deemed to have voting and dispositive power over such shares held by PVP; (ii) 20,000 shares of common stock and 10,000 shares of common stock issuable upon the potential exercise of Series Z Warrants held by HCFP/AG LLC, of which Dr. Aklog is a co-manager, and, accordingly, he is deemed to have joint voting and dispositive power over such shares and Series Z Warrants held by HCFP/AG LLC; (iii) 1,180,860 shares of common stock and 365,311 shares of common stock issuable upon the potential exercise of Series Z Warrants held by Dr. Aklog and his children; and (iv) 490,501 shares of common stock issuable upon the potential exercise of stock options granted to Dr. Aklog which have vested or are expected to vest within sixty days as of April 14, 2022. Notwithstanding the foregoing, Dr. Aklog disclaims beneficial ownership of the shares of common stock and Series Z Warrants held by PVP and HCFP/AG LLC, except to the extent of his proportionate pecuniary interest therein.

(3)	Includes 762,506 shares of common stock and 12,000 shares of common stock issuable upon the potential exercise of Series Z Warrants held by Mr. McGrath; and 457,608 shares of common stock issuable upon the potential exercise of stock options granted to Mr. McGrath which have vested and are expected to vest within sixty days as of April 14, 2022.

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(4)	Includes 42,954 shares of common stock held by Dr. deGuzman; and 532,897 shares of common stock issuable upon the potential exercise of stock options granted to Dr. deGuzman which have vested and are expected to vest within sixty days as of April 14, 2022.

(5)	Includes 291,404 shares of common stock and 450 shares of common stock issuable upon the potential exercise of Series Z Warrants held by Mr. O’Neil; and 345,108 shares of common stock issuable upon the potential exercise of stock options granted to Mr. O’Neil which have vested and are expected to vest within sixty days as of April 14, 2022.

(6)	Includes 668,724 shares of common stock issuable upon the potential exercise of stock options granted to Mr. Glennon which have vested and are expected to vest within sixty days as of April 14, 2022.

(7)	Includes 31,667 shares of common stock issuable upon the potential exercise of stock options granted to Mr. Baxter which have vested and are expected to vest within sixty days as of April 14, 2022.

(8)	Includes 487,552 shares of common stock issuable upon the potential exercise of stock options granted to Dr. Cox which have vested and are expected to vest within sixty days as of April 14, 2022.

(9)	Includes 14,946 shares of common stock issuable upon the potential exercise of stock options granted to Ms. Harvey which have vested and are expected to vest within sixty days as of April 14, 2022.

(10)	Includes 487,552 shares of common stock issuable upon the potential exercise of stock options granted to Mr. Sparks which have vested and are expected to vest within sixty days as of April 14, 2022.

(11)	Includes 40,000 shares of common stock issuable upon the potential exercise of stock options granted to Ms. White which have vested and are expected to vest within sixty days as of April 14, 2022.

(12)	Includes 4,456,570 shares of common stock and 2,078,285 shares of common stock issuable upon the potential exercise of Series Z Warrants held by PVP. The business address of PVP is 10 Hickory Pine Court, Purchase, New York 10577.

Equity Compensation Plans

As of December 31, 2021, the Company had the following compensation plans (including individual compensation arrangements) under which equity securities were authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,297,675	$2.32	2,364,079	(1)
Equity compensation plans not approved by security holders(2)	500,854	$5.47	—
Total	5,203,529	$2.55	2,003,406	(3)

(1)	Represents 1,160,573 shares of common stock available for issuance under the 2014 Plan and 626,081 shares of common stock available for issuance under the ESPP, each as of December 31, 2021.

(2)	Represents: (i) 83,618 stock options issued to each of Dr. Aklog, Mr. Glennon, and Dr. deGuzman, on April 28, 2016, which were in excess of the then-effective annual grant limit of 195,108 shares within the 2014 Plan; and (ii) 250,000 stock options issued to Mr. McGrath upon commencement of his employment with the Company on March 20, 2017.

(3)	Subsequent to December 31, 2021, through April 14, 2022:

●	stock options to purchase 3,054,350 shares of common stock were granted to our non-employee directors and certain of our executive officers and non-executive employees (including newly hired employees) pursuant to the 2014 Plan;

●	194,240 shares of common stock that were issued pursuant to the ESPP on March 31, 2022.

44

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

The following is a description of transactions since January 1, 2020 in which the Company has been a participant and the amount involved exceeds the lesser of $120,000 and one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of its directors, executive officers, holders of more than 5% of its voting securities, or affiliates of the foregoing, had or will have a direct or indirect material interest. The Company believes all of the transactions described below were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. Compensation arrangements for the Company’s directors and Named Executive Officers are described above under “Executive Compensation.”

Formation of Lucid and CWRU License Agreement

In May 2018, in connection with Lucid’s organization, Lucid sold (i) 11,552,562 shares of Lucid common stock to the Company, (ii) 1,331,228 shares to Case Western Reserve University (“CWRU”), which previously owned greater than 5% of Lucid’s outstanding common stock, and (iii) 408,738 shares to each of the three individual physician inventors of the EsoGuard technology, Sanford Markowitz, M.D., a member of the Lucid’s board of directors at the time, Amitabh Chak, M.D., a consultant of Lucid, and Joseph Willis, M.D., a consultant of Lucid. The shares were sold for an aggregate purchase price of $10,000.

Upon Lucid’s formation, Lucid entered into a license agreement with CWRU, which was subsequently amended (the “License Agreement”). Under the terms of the License Agreement, Lucid acquired an exclusive worldwide right to use the intellectual property rights to the EsoGuard and EsoCheck technology for the detection of changes in the esophagus. As compensation for the license, CWRU received equity in Lucid as described above. In addition, CWRU is entitled to receive royalties based on net sales by Lucid of products utilizing the EsoGuard and EsoCheck technology, as well as a specified portion of any other non-royalty proceeds received by Lucid pursuant to a sublicense of the EsoGuard and EsoCheck technology (less any amounts distributed to CWRU as a stockholder of Lucid during the applicable calendar year). Lucid also will be required to pay CWRU a minimum yearly royalty commencing the year after the first commercial sale of a product utilizing the EsoGuard technology, with the minimum amount rising based on prior years’ net sales of the product.

The License Agreement is subject to certain regulatory and commercialization milestones, with a payment due from Lucid to CWRU upon the achievement of certain milestones. The Milestone I payment has been made – a $75,000 milestone payment upon FDA’s clearance of EsoCheck. With regard to Milestone II, first commercial sale of a licensed product, in February 2021, Lucid entered into an amendment to the License Agreement with CWRU which extended the date of Milestone II, eliminated the $100,000 Milestone II payment, and provided for an equivalent amount paid by Lucid to CWRU in connection with execution of the amendment. The License Agreement provides for one additional milestone payment – a $200,000 milestone payment due upon a PMA submission to FDA related to a licensed product.

Under the License Agreement, Lucid is responsible for the costs of CWRU in preparing, filing, and prosecuting any patents related to the EsoGuard and EsoCheck technology (subject to a provision for cost sharing in the event CWRU grants other non-overlapping licenses to the technology), and agreed to reimburse CWRU for approximately $272,553 of such costs incurred by it prior to the date of the License Agreement. Of such amount, $50,000 was paid at the initial signing of the License Agreement and $222,553 was paid at the signing of an August 2021 amendment to the License Agreement. The Company provided Lucid with the initial $50,000 to reimburse CWRU (which amount was included in the $22.4 million owed to the Company that was satisfied through the issuance of a convertible promissory note as described below). Lucid also paid CWRU a fee of $10,000 in connection with the August 2021 amendment to the License Agreement.

In the years ended December 31, 2021 and 2020, Lucid had paid or accrued an aggregate of approximately $0.23 million and $0.35 million, respectively, to CWRU pursuant to the License Agreement, consisting of $0.20 million and $0.25 million, respectively, in reimbursable costs and $0.04 million and $0.10 million, respectively, in milestone payments.

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In connection with the License Agreement, Lucid entered into the management services agreement with the Company.

Relationship with Lucid

As a majority-owned subsidiary of the Company, in the ordinary course of Lucid’s business, Lucid has received various management, technical and administrative services provided by the Company, including tax, accounting, treasury, legal, human resources, compliance, insurance, sales, and marketing services. The Company has also provided Lucid with the services of a number of its executives and employees.

Management Services Agreement

Since Lucid’s inception, Lucid’s business has been operated through an entity separate from the Company. However, Lucid is party to a management services agreement with the Company. Under the management services agreement, the Company provides management and oversight of Lucid’s activities relating to research and development for the EsoGuard and EsoCheck products; regulatory matters concerning the EsoGuard and EsoCheck products; manufacturing, marketing, and commercialization of the EsoGuard and EsoCheck products; financial and accounting matters; and legal matters. The Company also provides senior management oversight and makes its office space available to us under the agreement. The services are to be primarily provided by Brian deGuzman, M.D., as well as members of the Company’s strategic leadership team consisting of the Company’s vice presidents of its administrative and technical departments. The Company agreed to cause the foregoing individuals to devote as much of their professional time and attention as is reasonably necessary to perform the services described in the management services agreement.

The amount that Lucid pays to the Company under the management services agreement relates to the amount of Company resources dedicated to Lucid’s activities, including an unspecified portion of the compensation to the executive officers and employees it makes available to Lucid, and over time the business focus and consequently the type of costs incurred changed from engineering and product development to clinical trial efforts and commercial activities. Lucid initially paid a fee of $20,000 per month, which increased to $60,000 per month on February 16, 2019, to $90,000 on June 5, 2019, to $190,000 per month on July 1, 2020, and to $290,000 per month on February 1, 2021. As compensation for sharing its resources and personnel, Lucid is presently obligated to pay a fee $390,000 per month to the Company. Lucid paid or accrued a total of approximately $3.6 million and $1.7 million in the years ended December 31, 2021 and 2020, respectively under the management services agreement.

The term of the management services agreement continues until such time as Lucid’s board of directors determines. Lucid expects to continue to use the Company’s services under the management services agreement until such time as Lucid’s board of directors determines it would be in Lucid’s best interest to engage a dedicated management team. Lucid believes this shared services arrangement is more cost-effective to Lucid, because it provides economies of scale and permits Lucid to focus its infrastructure and resources on the pillars of its growth strategy – expanding commercialization and its clinical evidence base.

Convertible Note

On June 1, 2021, Lucid issued to the Company a convertible promissory note with face value principal of $22.4 million, in exchange for the cancellation of $22.4 million payable by Lucid to the Company related to working capital advances and earned, but unpaid, management services fees. The note had a maturity date of May 18, 2028, bore interest at a rate of 7.875% per annum and was convertible at the Company’s option into shares of Lucid’s common stock at a conversion price of $1.42 per share. On October 13, 2021, the Company converted the outstanding principal amount of the note into 15,803,200 of shares of Lucid’s common stock as provided in the note.

46

Esocure

On April 11, 2022, the Company and Lucid entered into a license agreement pursuant to which the Company agreed to license to Lucid certain intellectual property rights relating to technology that may be used to develop and commercialize an esophageal ablation device that can be used to treat dysplastic Barrett’s Esophagus before it can progress to adenocarcinoma of the esophagus. In consideration of the Company’s agreement to license this technology to Lucid, Lucid agreed to make certain royalty payments to the Company based on net sales generated from any licensed products sold by Lucid that incorporate the licensed technology. The term of the license continues until such time as Lucid determines it wishes to abandon the commercialization of the licensed technology or such other time as may be mutually agreed by the Company and Lucid.

CapNostics Assignment

On April 11, 2022, PAVmed Subsidiary Corp., a wholly-owned subsidiary of the Company (“SubCo”), and Lucid entered into an assignment agreement pursuant to which SubCo assigned to Lucid 100% of the equity interests of CapNostics, LLC (“CapNostics”), which was acquired by SubCo in October 2021 and which manufactures EsophaCap – a U.S. FDA 510(k)-cleared and European CE Mark certified, non-endoscopic esophageal cell collection device. In connection with such assignment, SubCo also assigned to Lucid certain commercial and other agreements SubCo had entered into related to CapNostics. In consideration of such assignment, Lucid paid SubCo an amount equal to the purchase price paid by SubCo to acquire CapNostics, and also reimbursed SubCo for certain expenses incurred by SubCo related to CapNostics during the period of time following such acquisition.

Consulting Arrangements

Effective November 2016, the Company entered into a consulting agreement with Mr. Patrick Glennon, the brother of Michael J. Glennon, the Company’s Vice Chairman and a member of the Board. Under the terms of the consulting agreement, Mr. Patrick Glennon will provide the Company with consulting support and advice with respect to the development and commercialization of resorbable ear tubes, with the sole compensation for such services is the issuance on November 28, 2016 of stock options to purchase 20,000 shares of common stock, with an exercise price of $9.50 per share, which are fully vested.

Expense Reimbursements

The Company will reimburse its management team and their affiliates for any reasonable out-of-pocket business expenses incurred by them in connection with activities on the Company’s behalf. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by the Company, which will be reviewed only by the Board or a court of competent jurisdiction if such reimbursement is challenged.

Related Party Policy

The Company’s Code of Ethics requires that it avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board. Related party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 and one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, (2) the Company or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of the Company’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

All future and ongoing related party transactions will require prior review and approval by the audit committee, which will have access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction without the approval of the audit committee. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the other members of the Board with all material information concerning the transaction. Additionally, the Company requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

47

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

The Company does not intend to bring before the Annual Meeting any matters other than those specified in the Notice of the Annual Meeting, and the Company does not know of any business which persons other than the Board intend to present at the Annual Meeting. Should any business requiring a vote of the stockholders, which is not specified in the notice, properly come before the Annual Meeting, the proxy holders specified in this proxy statement and in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

STOCKHOLDER PROPOSALS AND NOMINATIONS

The Company intends to hold its 2023 annual meeting of stockholders on June 29, 2023. A proposal that a stockholder intends to present at the 2023 annual meeting of stockholders and wishes to be considered for inclusion in the Company’s proxy materials must be received no later than January 2, 2023. All proposals must comply with Rule 14a-8 under the Exchange Act.

The Company’s bylaws contain provisions intended to promote the efficient functioning of stockholder meetings. Some of the provisions require advance notice to the Company of stockholder proposals or director nominations to be considered at an annual meeting. Under the Company’s bylaws, in order to properly bring stockholder proposals or director nominations before an annual meeting, even if the stockholder does not intend to include such proposal in the Company’s proxy materials, the stockholder must deliver written notice of such proposal or nomination to the Secretary not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Accordingly, for the 2023 annual meeting of stockholders, this notice must be received no earlier than March 31, 2023 and no later than April 30, 2023. A notice of a stockholder proposal or director nomination must include the information set forth in the Company’s bylaws. Stockholder proposals and director nominations should be addressed to Secretary, PAVmed Inc., One Grand Central Place, Suite 4600, New York, New York 10165.

Dated April [●], 2022

48

ANNEX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PAVMED INC.

Pursuant to Section 242 of the

General Corporation Law of Delaware

The undersigned Chairman and Chief Executive Officer of PAVmed Inc. (the “Corporation”) does hereby certify:

FIRST: The name of the Corporation is PAVmed Inc.

SECOND: The certificate of incorporation of the Corporation is hereby amended by deleting the first paragraph of Article FOURTH in its entirety and by substituting the following new first paragraph of Article FOURTH in lieu thereof:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 270,000,000 of which 250,000,000 shares shall be Common Stock of the par value of $.001 per share and 20,000,000 shares shall be Preferred Stock of the par value of $.001 per share.”

THIRD: The foregoing amendment to the Corporation’s certificate of incorporation was duly adopted in accordance with the provisions of Sections 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has signed this certificate of amendment on this ___ day of ________, 2022.

Lishan Aklog, M.D.
Chairman and Chief Executive Officer

A-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

PAVMED INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [•].

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: **[•]**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED HEREIN, "FOR" PROPOSALS 2, 3 AND 4, "FOR" A FREQUENCY OF THREE YEARS IN PROPOSAL 5, AND "FOR" PROPOSAL 6.

1. Election of Class C Directors
   (1) Lishan Aklog, M.D.
   (2) Michael J. Glennon
   (3) Joan B. Harvey

FOR all Nominees listed to the left	**WITHHOLD AUTHORITY** to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

3 YEARS	2 YEARS	1YEAR	ABSTAIN
☐	☐	☐	☐

6. Ratification of the appointment of independent registered public accounting firm.

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**________, **2022**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PAVMED INC.

The undersigned appoints Lishan Aklog, M.D. and Dennis McGrath, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of PAVMED INC. held of record by the undersigned at the close of business on APRIL 25, 2022 at the Annual Meeting of Stockholders of PAVMED INC. to be held on JUNE 21, 2022, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE DIRECTORS LISTED HEREIN, IN FAVOR OF PROPOSALS 2, 3 AND 4, IN FAVOR OF A FREQUENCY OF THREE YEARS IN PROPOSAL 5, IN FAVOR OF PROPOSAL 6, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)